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                                                                  EXHIBIT 10.9**

----------------------------------------------------------------------------
**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      Among

                         FLOW INTERNATIONAL CORPORATION

                                  as Borrower,

                                       and

                              BANK OF AMERICA, N.A.
                                       and
                         U.S. BANK NATIONAL ASSOCIATION
                                       and
                          KEYBANK NATIONAL ASSOCIATION
                                   as Lenders,

                                       and

                              BANK OF AMERICA, N.A.

                              as Agent for Lenders

                                   ----------

                                  July 28, 2003

                                   ----------

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

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1 DEFINITIONS.........................................................2

   Section 1.1    Certain Defined Terms.......................................2
   Section 1.2    General Principles Applicable to Definitions...............10
   Section 1.3    Accounting Terms...........................................11

ARTICLE 2 THE LOANS..........................................................11

   Section 2.1    Amounts and Terms of Commitments...........................11
      (a)   The Revolving Credit.............................................11
      (b)   Overdrafts.......................................................11
   Section 2.2    Manner of Borrowing........................................12
      (a)   Revolving Loans..................................................12
      (b)   Overdrafts.......................................................12
   Section 2.3    Agent's Right to Fund Loans................................12
   Section 2.4    Repayment of Principal.....................................13
   Section 2.5    Interest on Loans..........................................13
      (a)   General Provisions...............................................13
      (b)   Applicable Days For Computation of Interest......................13
   Section 2.6    Prepayments................................................13
   Section 2.7    Notes......................................................13
   Section 2.8    Manner of Payments.........................................14
   Section 2.9    Fees.......................................................14
      (a)   Amendment Fee....................................................14
      (b)   Quarterly Commitment Fee.........................................14
      (c)   Agent's Fee......................................................14
   Section 2.10   Sharing of Payments, Etc...................................15
   Section 2.11   Application of Payments....................................15

ARTICLE 3 LETTERS OF CREDIT..................................................15

   Section 3.1    Letters of Credit..........................................15
   Section 3.2    Manner of Requesting Letters of Credit.....................15
   Section 3.3    Indemnification; Increased Costs...........................16
   Section 3.4    Payment by Borrower........................................17
   Section 3.5    Cash Collateralize.........................................17

ARTICLE 4 CONDITIONS.........................................................18

   Section 4.1    Conditions to Effectiveness of Agreement...................18
      (a)   New Loan Documents...............................................18
      (b)   Borrower Authority...............................................18
      (c)   Guarantor Authority..............................................18

      (d)   Opinion of Counsel...............................................19
      (e)   Amended Subordinated Note Purchase Agreement.....................19
      (f)   Payment of Fees..................................................19
      (g)   Domestic Guarantor Consent.......................................19
   Section 4.2    Conditions to All Loans and Issuances of Letters of
                  Credit.....................................................19
      (a)   Prior Conditions.................................................19
      (b)   Notice of Borrowing..............................................19
      (c)   No Default.......................................................19
      (d)   Guarantors.......................................................19
      (e)   Other Information................................................19

ARTICLE 5 REPRESENTATIONS AND WARRANTIES.....................................20

   Section 5.1    Corporate Existence and Power..............................20
   Section 5.2    Corporate Authorization....................................20
   Section 5.3    Government Approvals, Etc..................................21
   Section 5.4    Binding Obligations, Etc...................................21
   Section 5.5    Litigation.................................................21
   Section 5.6    Lien Priority..............................................21
   Section 5.7    Financial Condition........................................21
   Section 5.8    Title and Liens............................................22
   Section 5.9    Taxes......................................................22
   Section 5.10   Laws, Orders, Other Agreements.............................22
   Section 5.11   Federal Reserve Regulations................................22
   Section 5.12   ERISA......................................................22
   Section 5.13   Security Offerings.........................................23
   Section 5.14   Investment Company; Public Utility Holding Company.........23
   Section 5.15   Environmental Compliance...................................23
   Section 5.16   Insurance..................................................23
   Section 5.17   Disclosure.................................................24
   Section 5.18   Intellectual Property, Licenses, Etc.......................24
   Section 5.19   Assets of Foreign Guarantors...............................24
   Section 5.20   Representations as a Whole.................................24

ARTICLE 6 AFFIRMATIVE COVENANTS..............................................25

   Section 6.1    Use of Proceeds............................................25
   Section 6.2    Preservation of Corporate Existence, Etc...................25
   Section 6.3    Visitation Rights..........................................25
   Section 6.4    Keeping of Books and Records...............................25
   Section 6.5    Maintenance of Property, Etc...............................25
   Section 6.6    Compliance with Laws, Etc..................................25
   Section 6.7    Other Obligations..........................................25
   Section 6.8    Insurance..................................................26
   Section 6.9    Financial Information......................................26
      (a)   Annual Audited Financial Statements..............................26
      (b)   Quarterly Unaudited Financial Statements.........................26
      (c)   Annual Financial Projections.....................................27

      (d)   Accounts Receivable Summary......................................27
      (e)   SEC Filings......................................................27
      (f)   Compliance Certificates..........................................27
      (g)   Monthly Reporting................................................27
      (h)   Monthly Comparison Report........................................27
      (i)   Other............................................................27
   Section 6.10   Notification...............................................27
   Section 6.11   Additional Payments; Additional Acts.......................28
   Section 6.12   EBITDA.....................................................28
      (a)   Quarterly Basis..................................................29
      (b)   Cumulative Basis.................................................29
   Section 6.13   Minimum Collateral Requirements............................29
   Section 6.14   Loan Documents from Domestic Subsidiaries..................30
   Section 6.15   Update of Collateral.......................................30
   Section 6.16   Security Interest in Foreign Guarantor Collateral..........30
   Section 6.17   Deposit Accounts...........................................30
   Section 6.18   Lease and Landlord Consents................................31
   Section 6.19   Financial Restructuring....................................31
   Section 6.20   Additional Goals...........................................31

ARTICLE 7 NEGATIVE COVENANTS.................................................32

   Section 7.1    Dividends, Purchase of Stock, Etc..........................32
   Section 7.2    Liquidation, Merger, Sale of Assets........................32
   Section 7.3    Indebtedness...............................................32
   Section 7.4    Guaranties, Etc............................................32
   Section 7.5    Liens......................................................33
   Section 7.6    Investments................................................33
   Section 7.7    Operations.................................................33
   Section 7.8    ERISA Compliance...........................................33
   Section 7.9    Subordinated Notes.........................................33
   Section 7.10   Capital Expenditures.......................................34
   Section 7.11   New Product Development Expenditures.......................34
   Section 7.12   Transactions with Affiliates...............................34
   Section 7.13   Burdensome Agreements......................................34
   Section 7.14   Margin Stock...............................................34
   Section 7.15   Payments to Subordinated Noteholders.......................35

ARTICLE 8 EVENTS OF DEFAULT..................................................35

   Section 8.1    Events of Default..........................................35
      (a)   Payment Default..................................................35
      (b)   Breach of Warranty...............................................35
      (c)   Breach of Certain Covenants......................................35
      (d)   Breach of Other Covenant.........................................35
      (e)   Cross-default....................................................35
      (f)   Voluntary Bankruptcy, Etc........................................36
      (g)   Involuntary Bankruptcy, Etc......................................36

      (h)   Insolvency, Etc..................................................36
      (i)   Judgment.........................................................36
      (j)   Government Approvals.............................................37
      (k)   Other Government Action..........................................37
      (l)   ERISA............................................................37
      (m)   Going Concern Qualification......................................37
      (n)   Failure to Issue Financials......................................37
      (o)   Subordinated Note Purchase Agreement Default.....................37
      (p)   Prepayment of Principal Default..................................37
      (q)   Guarantor Default; Invalidity of Guaranty........................37
      (r)   Impairment of Security...........................................38
      (s)   Change of Control................................................38
      (t)   Material Adverse Change..........................................38
      (u)   Invalidity of Loan Documents.....................................38
      (v)   Restructure Agreement Default....................................38
      (w)   Additional Event of Default......................................38
   Section 8.2    Consequences of Default....................................39

ARTICLE 9 AGENT..............................................................40

   Section 9.1    Appointment and Authorization of Agent.....................40
   Section 9.2    Delegation of Duties.......................................40
   Section 9.3    Liability of Agent.........................................40
   Section 9.4    Reliance by Agent..........................................41
   Section 9.5    Notice of Default..........................................41
   Section 9.6    Credit Decision; Disclosure of Information by Agent........41
   Section 9.7    Indemnification of Agent...................................42
   Section 9.8    Agent in its Individual Capacity...........................42
   Section 9.9    Successor Agent............................................43
   Section 9.10   Agent May File Proofs of Claim.............................43

ARTICLE 10 LETTER OF CREDIT RISK PARTICIPATIONS..............................44

   Section 10.1   Sale of Risk Participations................................44
   Section 10.2   Notice to Lenders..........................................44
   Section 10.3   Payment Obligations........................................44
      (a)   Reimbursements to Agent..........................................44
      (b)   Payments to Lenders..............................................45
      (c)   Reimbursements to Lenders........................................45

ARTICLE 11 MISCELLANEOUS.....................................................45

   Section 11.1   No Waiver; Remedies Cumulative.............................45
   Section 11.2   Governing Law..............................................45
   Section 11.3   Mandatory Arbitration......................................45
   Section 11.4   Consent to Jurisdiction; Waiver of Immunities..............46
   Section 11.5   Notices....................................................46
   Section 11.6   Assignment and Participations..............................47
   Section 11.7   Severability...............................................47

   Section 11.8   Survival...................................................47
   Section 11.9   Executed in Counterparts...................................47
   Section 11.10  Entire Agreement; Amendment, Etc...........................47
   Section 11.11  Headings...................................................47
   Section 11.12  Oral Agreements Not Enforceable............................47
   Section 11.13  Release and Waiver.........................................47
   Section 11.14  Attorney Costs, Expenses and Taxes.........................48
   Section 11.15  Indemnification by the Borrower............................48
   Section 11.16  Payments Set Aside.........................................49
   Section 11.17  Set-off....................................................49
   Section 11.18  Interest Rate Limitations..................................50
   Section 11.19  Waiver of Right to Trial by Jury...........................50
   Section 11.20  Confidential Information...................................50

SCHEDULES
      Schedule 1 - Existing Loan Documents
      Schedule 2 - New Loan Documents
      Schedule 5.5 - Litigation
      Schedule 5.19 - Foreign Guarantor Assets
      Schedule 6.14 - Subsidiaries
      Schedule 7.5 - Liens

EXHIBITS
      Exhibit A-1 - Revolving Loan Note (Bank of America)
      Exhibit A-2 - Revolving Loan Note (U.S. Bank)
      Exhibit A-3- Revolving Loan Note (KeyBank)
      Exhibit B - Foreign Subsidiary Guaranty
      Exhibit C - Foreign Security Agreement
      Exhibit D - Amended and Restated Pledge Agreement
      Exhibit E - Compliance Certificate
      Exhibit F - Opinion of Counsel
      Exhibit G - Restructure Agreement

                                        V

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made as of the 28th day of July, 2003, by and among BANK OF AMERICA, N.A., a national banking association ("Bank of America"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), KEYBANK NATIONAL ASSOCIATION ("KeyBank") (each individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA, as agent for Lenders (the "Agent") and FLOW INTERNATIONAL CORPORATION, a Washington corporation (the "Borrower").

     WHEREAS, the Borrower, Bank of America, U.S. Bank and Agent were parties to that certain Credit Agreement dated as of August 31, 1998, which has been amended from time to time (as amended the "Original Agreement") and that certain Security Agreement dated as of August 31, 1998 (the "Original Security Agreement); and

     WHEREAS, KeyBank was added as a Lender through an Assignment and Assumption Agreement dated as of January 4, 2001; and

     WHEREAS, Lenders, Agent and Borrower amended and restated the Original Agreement by that certain Amended and Restated Credit Agreement dated as of December 29, 2000, which has been amended from time to time (as amended the "Amended and Restated Agreement"); and

     WHEREAS, Pursuant to the Sixth Amendment to the Amended and Restated Agreement dated as of August 23, 2002 (the "Sixth Amendment"), Borrower executed notes and agreements listed on Part (a) of Schedule 1, reflecting a new commitment amount and granting a security interest in additional collateral in consideration for accommodations by the Agent and Lenders to Borrower; and

     WHEREAS, Pursuant to the Sixth Amendment, certain domestic subsidiaries of Borrower executed agreements listed on Part (b) of Schedule 1, guarantying Borrowers obligations under the Amended and Restated Agreement and granting a security interest in collateral to Agent as security for such obligations (the documents listed on Parts (a) and (b) of Schedule 1 are collectively referred to as the "Existing Loan Documents"); and

     WHEREAS, Borrower is in default of the Existing Loan Documents. Borrower's defaults include, but are not limited to, noncompliance with Sections 6.12 of the Amended and Restated Agreement as of the fiscal quarters ending October 31, 2002, January 31, 2003 and April 30, 2003 (the "Existing Defaults"); and

     WHEREAS, Borrower acknowledges the Existing Defaults and is unable to cure the Existing Defaults; and

     WHEREAS, Borrower has requested that Agent and Lenders enter into this Agreement, which Agent and Lenders are willing to do, subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Agent" means Bank of America, N.A. and any successor agent selected pursuant to Section 9.6 hereof.

          "Agent-Related Persons" means the Agent, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Alternate Restructure Event" has the meaning given to it in the Restructure Agreement.

          "Alvarez" means Alvarez & Marsal, Inc., a New York corporation.

          "Asset Sale Net Proceeds" means the gross proceeds attributable to the sale of any assets (other than assets in the ordinary course of business) owned by Borrower or any Guarantor minus the expenses associated with such sale.

          "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all expenses and disbursements of internal counsel.

          "Avure" means Avure Technologies, Incorporated, a Washington corporation.

          "Bank of America" means Bank of America, N.A., a national banking association, in its capacity as Lender, and any Successor.

          "Base Rate" means the sum of (i) the Prime Rate and (ii) 4.00%, or as otherwise provided in the Restructure Agreement.

          "Borrower" means Flow International Corporation, a Washington corporation, and any Successor.

          "Borrower Accounts" means any and all checking accounts held by Borrower at Bank of America.

          "Business Day" means any day other than Saturday, Sunday or another day on which commercial banks are authorized or obligated to close in Seattle, Washington.

          "Change of Control" means, with respect to any Person, an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

          "CIS Acquisition Corp" shall mean CIS Acquisition Corp. a Michigan corporation.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means all personal or real property in which any of the Loan Documents now or hereafter create or purport to create a Lien.

          "Collateral Differential" has the meaning given to it in Section 6.13.

          "Commitment" shall mean, (a) with respect to each Lender, (i) its obligation to extend Revolving Loans under this Agreement, or (ii) its obligation to purchase Letter of Credit Risk Participations pursuant to Article 10 hereof; and (b) with respect to Agent, its obligation to issue Letters of Credit under this Agreement.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Default" means any event which but for the passage of time or the giving of notice or both would be an Event of Default.

          "Default Rate" shall have the meaning given to it in Section 2.5(a).

          "Deposit Accounts" means any deposit accounts in the name of Borrower or any Guarantor.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "Domestic Guarantors" means Avure, CIS Acquisition Corp. and Flow Waterjet Florida Corporation, a Florida corporation, and any other Subsidiary that from time to time executes and delivers a supplement in the form attached to, or otherwise becomes bound by, the Domestic Guaranty.

          "Domestic Guaranty" means that certain Guaranty Agreement dated as of August 23, 2002, executed by the Domestic Guarantors in favor of Agent and Lenders, and any additions, supplements, renewals or amendments thereto.

          "Domestic Subsidiary" means a Subsidiary of Borrower incorporated and organized under the laws of any state of the United States and the District of Columbia.

          "EBITDA" means pre-tax net income (or pre-tax net loss), plus the sum of (i) interest expense (including amounts paid to Subordinated Noteholders pursuant to Section 7.15), (ii) depreciation expense, (iii) depletion expense,
(iv) amortization expense, (v) restructuring expenses, not to exceed $8,900,000,
(vi) fees paid pursuant to Section 2.9, (vii) one-time, non-cash charges related to write-downs of intangibles or goodwill, and (vii) costs and write-downs associated with the Restructure Event or Alternate Restructure Event as defined in Exhibit G hereto; provided however, any add-backs made pursuant to this definition of "EBITDA" may only be made to the extent that such add-back has already been deducted in the determination of pre-tax net income (or pre-tax net loss) for such period.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the

Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, and any applicable state law.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Guarantor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "Event of Default" has the meaning given in Section 8.1.

          "Existing Loan Documents" has the meaning given in the recitals hereto.

          "FAC" means Flow Asia Corporation, a corporation formed under the laws of Taiwan.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

          "FEG" means Flow Europe Gmbh, a corporation formed under the laws of Germany.

          "FEMG" means Flow Europe Manufacturing Gmbh, a corporation formed under the laws of Germany.

          "Financial Transactions Obligations" means all indebtedness, liabilities and obligations of Borrower to Bank of America, U.S. Bank or any Affiliate of Bank of America or U.S. Bank now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto) pursuant to which Bank of America or U.S. Bank has agreed to permit daylight overdrafts to occur on accounts maintained by Borrower with Bank of America or U.S. Bank, provide remote disbursement services for Borrower, process automated clearing house (ACH) transactions for the account of Borrower or extend credit to Borrower, in the form of credit card accounts, including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America or U.S. Bank in connection therewith, and termination payments and indemnifications relating thereto

          "Flow Robotics" means Flow Robotic Systems, a division of Borrower based in Wixom, Michigan.

          "Flow South America" shall mean Flow Latino, a corporation organized under the laws of Brazil and any division of Borrower or any Subsidiary that reports through Flow South America.

          "Foreign Guarantors" means FAC, FEG or FEMG and any other Subsidiary that from time to time executes and delivers a supplement in the form attached to, or otherwise becomes bound by, the Foreign Guaranty, and "Foreign Guarantor" means any one of them.

          "Foreign Guaranty" means that certain Guaranty Agreement dated as of the date hereof, executed by the Foreign Guarantors in favor of Agent and Lenders, and any additions, supplements, renewals or amendments thereto.

          "GAAP" has the meaning given in Section 1.3.

          "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

          "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

          "Guarantors" means the Domestic Guarantors, the Foreign Guarantors, and any other Subsidiary that from time to time executes and delivers a supplement in the form attached to, or otherwise becomes bound by, the Domestic Guaranty or Foreign Guaranty, and "Guarantor" means any one of them.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness" means for any person (a) all items of indebtedness or liability (except capital, surplus, deferred credits and reserves, as such) which would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (b) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed, (c) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss, (d) any other obligations of such person under leases which shall have been or should be recorded as capital leases, and (e) guarantees or other contingent obligations.

          "Indemnified Liabilities" has the meaning given to it in Section
11.15.

          "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of October 2, 2002 by and among Lenders, Agent and Subordinated Noteholders and consented to by Borrower and Domestic Guarantors.

          "JD Edwards Financial System" means Borrower's domestic accounting system or a similar accounting system that is compatible with the domestic system.

          "KeyBank" means KeyBank National Association, a national banking association, in its capacity as Lender under this agreement, and any Successor.

          "Letter of Credit" means any standby letter of credit issued by Agent pursuant to the terms of Article 3 hereof.

          "Letter of Credit Risk Participation" means, with respect to each Lender, a risk participation purchased by such Lender pursuant to Article 10 hereof with respect to a Letter of Credit (including risk participations deemed purchased from Agent by Bank of America in its capacity as Lender).

          "Letter of Credit Usage" means, as of any date of determination, the sum of (i) the aggregate face amount of all outstanding unmatured Letters of Credit plus (ii) the aggregate amount of all payments made by Agent under Letters of Credit, no longer outstanding, but not yet reimbursed by Borrower pursuant to Section 3.4.

          "Lien" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest, except (a) liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; (b) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with, in the case of liens on property of Borrower, provision having been made to the satisfaction of Agent for the payment thereof in the event the contest is determined adversely to Borrower; and (c) deposits or pledges under worker's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance, customs or other similar bonds given in the ordinary course of business.

          "Loan Documents" means the Existing Loan Documents and the New Loan Documents.

          "Loans" means the Revolving Loans and overdraft advances pursuant to
Section 2.1(b).

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or any Guarantor of any Loan Document to which it is a party.

          "New Loan Documents" means the documents listed on Schedule 3.

          "Notes" has the meaning given in Section 2.7.

          "Notice of Borrowing" means a written or oral request for a Loan from Borrower delivered to Agent in the manner, at the time, and containing the information required under Section 2.2.

          "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of Borrower or any Guarantor arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Financial Transactions Obligations, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

          "Officer's Certificate" means a certificate executed and delivered on behalf of Borrower by its Chairman, President or Chief Financial Officer.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by Borrower or a member of the Controlled Group.

          "Person" or "person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

          "Prime Rate" means the rate publicly announced from time to time by Bank of America at its "prime rate." The prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Pro Rata Share" means a fraction whose numerator (a) with respect to Bank of America, is Bank of America's Commitment, (b) with respect to U.S. Bank, is U.S. Bank's Commitment, and (c) with respect to KeyBank, is KeyBank's Commitment, and whose denominator is the sum of all Lenders' Commitments.

          "Reduction Letter" means that certain letter from Borrower to Agent dated July 28, 2003 requesting a reduction of the Total Revolving Commitment in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) pursuant to
Section 2.1(a).

          "Reimbursement Agreements" has the meaning given in Section 3.2(d).

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option (other than options under the Borrower's stock option plan), warrant or other right to acquire any such capital stock or other equity interest.

          "Restructure Agreement" means that certain Restructure Agreement attached as Exhibit G hereto.

          "Restructure Event" has the meaning given to it in the Restructure Agreement.

          "Revolving Commitment Period" has the meaning given in Section 2.1(a).

          "Revolving Commitment" has the meaning given in Section 2.1(a).

          "Revolving Loans" has the meaning given in Section 2.1(a).

          "Revolving Maturity Date" means August 1, 2004.

          "Subordinated Note Purchase Agreement" means, collectively, the agreements providing for the purchase of an aggregate principal amount of $35,000,000 of the Borrower's

13% Subordinated Notes due April 30, 2008 and Warrants to Purchase Common Stock between Borrower and the "Purchasers" identified therein.

          "Subordinated Noteholders" means, as of any date, any persons that are holders of any of the Subordinated Notes. As of the date hereof, such holders are John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 4 Limited, and Signature 5 L.P.

          "Subordinated Notes" means the notes issued in connection with, and as defined in, the Subordinated Note Purchase Agreement, as approved by the Lenders and Agent.

          "Subsidiary" shall mean any person, corporation, association or other business entity directly or indirectly controlled by Borrower. For the purposes of this definition, "controlled by" shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Subsidiary, whether through the ownership of voting securities, by contract or otherwise.

          "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

          "Tax" means, for any person, any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing.

          "Total Revolving Commitment" means an amount as calculated in Section 2.1(a).

          "Total Utilization" means, as of any date of determination, the sum of
(i) the aggregate principal amount of all outstanding Revolving Loans, (ii) any amounts outstanding under Section 2.1(b), and (iii) the Letter of Credit Usage.

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "U.S. Bank" means U.S. Bank National Association, a national banking association, in its capacity as Lender, and any Successor.

     Section 1.2 General Principles Applicable to Definitions. Definitions given herein shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended. References herein to any section, subsection, schedule or exhibit shall, unless otherwise indicated, be deemed a reference to sections and subsections within and schedules and exhibits to this Agreement.

     Section 1.3 Accounting Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied ("GAAP") and as in effect on the date of application.

                                    ARTICLE 2
                                    THE LOANS

     Section 2.1 Amounts and Terms of Commitments.

          (a) The Revolving Credit. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees to make loans ("Revolving Loans") to Borrower from time to time on Business Days until the Revolving Maturity Date (the "Revolving Commitment Period") in amounts equal to such Lender's Pro Rata Share (as set forth below) of each requested loan; provided that, after giving effect to any requested loan (i) the aggregate of all Revolving Loans from such Lender will not exceed at any one time outstanding the Total Revolving Commitment then in effect multiplied by such Lender's Pro Rata Share (such Lender's "Revolving Commitment"), and (ii) the Total Utilization will not exceed the Total Revolving Commitment then in effect. Each Lender's initial Revolving Commitment is set forth opposite its name below. The Revolving Loans described in this Section 2.1(a) constitute a revolving credit and within the amount and time specified, Borrower may pay, prepay and reborrow.

                                        Revolving Commitment
Lender                                 as of the date hereof   Pro Rata Share
------                                 ---------------------   --------------
Bank of America                            $27,594,246.58       44.506849315%
U.S. Bank                                  $18,549,041.10       29.917808220%
KeyBank                                    $15,856,712.32       25.575342465%
Total Revolving Commitment as of the
   date hereof                             $   62,000,000             100.00%

provided, however, the Total Revolving Commitment shall be permanently reduced by Scheduled Reductions and Other Reductions. As used herein, the following terms have the following meanings: "Scheduled Reductions" means (i) on October 31, 2003, $2,000,000; (ii) on January 31, 2004, $7,000,000; and (iii) on April
30, 2004, $2,000,000. "Other Reductions" means (a) any written request for such reduction by Borrower delivered to Agent, which reduction shall be effective on the next Business Day after receipt by Agent of such request; (b) any Collateral Differential; and (c) any Asset Sale Net Proceeds.

          (b) Overdrafts. Subject to the terms and conditions of this Agreement, including without limitation, Section 4.2, Bank of America, as part of its Commitment hereunder, hereby severally agrees to make loans, not to exceed the lesser of (i) Total Revolving

Commitment minus the Total Utilization, and (ii) $3,000,000, to cover overdrafts on Borrower Accounts.

     Section 2.2 Manner of Borrowing.

          (a) Revolving Loans. For each requested Revolving Loan, Borrower shall deliver to Agent a Notice of Borrowing specifying the date of the requested borrowing and the amount thereof. Borrower may give an oral Notice of Borrowing on the same day it wishes the Revolving Loan to be made, provided that said Notice of Borrowing is received by Agent no later than 11:00 a.m. (Seattle time) on the date of the requested borrowing. Requests for borrowing, or confirmations thereof, received after the designated hour will be deemed received on the next succeeding Business Day. Each such Notice of Borrowing shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that as of the date of such notice the statements set forth in Article 5 hereof are true and correct and that no Default or Event of Default has occurred and is continuing. On receipt of a Notice of Borrowing, Agent shall promptly notify each Lender by telephone, telex or telefax of the date of the requested borrowing and the amount thereof. Each Lender shall before 1:00 p.m. (Seattle time) on the date of the requested borrowing, pay such Lender's Pro Rata Share of the aggregate principal amount of the requested borrowing in immediately available funds to Agent at its Commercial Loan Processing Center, Seattle, Washington. Upon fulfillment to Agent's satisfaction of the applicable conditions set forth in Article 4, and after receipt by Agent of such funds, Agent will promptly make such funds available to Borrower by depositing them to the ordinary checking account maintained by Borrower at Agent's Commercial Accounts Service Center.

          (b) Overdrafts. Bank of America may, at its option, notify Agent that any overdraft covered by Section 2.1(b) shall be deemed a Notice of Borrowing requesting a Loan. If Bank of America so notifies Agent, then all parties hereto agree that, for all purposes under this Agreement, Borrower will be deemed to have delivered a Notice of Borrowing to Agent pursuant to Section 2.2(a) requesting a Revolving Loan on the date and in the amount of such overdraft. Borrower shall, if requested by Agent, provide a written Notice of Borrowing to Agent as additional evidence of its request for such Revolving Loan.

     Section 2.3 Agent's Right to Fund Loans. Unless Agent shall have received notice from a Lender prior to 12:00 Noon (Seattle time) on the date of any requested borrowing that such Lender will not make available to Agent its share of the requested borrowing, Agent may assume that such Lender has made such funds available to Agent on the date such Loan is to be made in accordance with
Section 2.2 hereof and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such portion available to Agent, such Lender and Borrower jointly and severally agree to pay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at (a) in the case of Borrower, the Base Rate and (b) in the case of such Lender, the Federal Funds Rate. Any such repayment by Borrower shall be without prejudice to any rights it may have against Lender that has failed to make available its funds for any requested borrowing.

     Section 2.4 Repayment of Principal.

          (a) Borrower shall repay to Lenders from time to time such amounts of principal as may be necessary to ensure that at all times, the Total Utilization is equal to or less than the Total Revolving Commitment then in effect.

          (b) At 5:00 p.m. (Seattle time) on each Business Day that there is an outstanding balance in any of the Borrower Accounts, Borrower shall repay to Agent, for the account of Lenders, an amount equal to such balance.

          (c) Borrower shall pay to Lenders the Asset Sale Net Proceeds.

          (d) Borrower shall pay to Lenders One Million Five Hundred Thousand Dollars ($1,500,000) pursuant to the Reduction Letter.

          (e) Borrower shall repay the principal amount of the Revolving Loans on or before the Revolving Maturity Date.

     Section 2.5 Interest on Loans.

          (a) General Provisions. Borrower agrees to pay to Lenders interest on the unpaid principal amount of each Loan, including overdrafts made pursuant to
Section 2.1(b), from the date of such Loan until such Loan shall be due and payable at a per annum rate equal to the Base Rate. If a default shall occur in the payment when due of any Loan (whether at maturity, upon acceleration or otherwise), interest shall accrue at a per annum rate equal to seven percentage points (7%) above the Prime Rate (the "Default Rate"). Accrued but unpaid interest on each Loan shall be paid in arrears on the first Business Day of each calendar month, and at the Revolving Maturity Date. Notwithstanding the foregoing, accrued interest on any Loan shall be payable on demand after the occurrence of an Event of Default.

          (b) Applicable Days For Computation of Interest. Computations of interest described in Section 2.5 shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     Section 2.6 Prepayments. Loans may be repaid at any time without penalty or premium. Notice of prepayments shall be given to the Agent by 9:00 am Seattle time on the day of prepayment.

     Section 2.7 Notes. The Revolving Loans shall be evidenced by promissory notes of Borrower substantially in the forms attached hereto as Exhibits A-1, A-2, and A-3. The promissory notes referred to herein are collectively referred to as the "Notes." Each Lender is hereby authorized to record the date and amount of Loans it makes and the date and amount of each payment of principal and interest thereon on a schedule annexed to and constituting part of the appropriate Note. Any such recordation by a Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder or under the Notes.

     Section 2.8 Manner of Payments.

          (a) All payments and prepayments of principal and interest on any Loan and all other amounts payable hereunder by Borrower to Agent or any Lender shall be made by paying the same in Dollars and in immediately available funds to Agent at its Commercial Loan Processing Center, Seattle, Washington not later than 12:00 Noon (Seattle time) on the date on which such payment or prepayment shall become due.

          (b) Borrower hereby authorizes Agent and each Lender, if and to the extent any payment is not promptly made pursuant to this Agreement or any other Loan Document, to charge from time to time against any or all of the accounts of Borrower with Agent or any Lender or any affiliate of any Lender any amount due hereunder or under such other Loan Document.

          (c) Whenever any payment hereunder or under any other Loan Document shall be stated to be due would otherwise occur on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

          (d) Unless Borrower has notified Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Agent may, in its sole and absolute discretion, assume that Borrower has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Lender entitled thereto. If such payment was not in fact remitted to Agent in immediately available funds, then each Lender shall forthwith on demand repay to Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent at the Federal Funds Rate.

     Section 2.9 Fees. In addition to certain fees described in Section 3.2(b), Borrower shall pay the following fees:

          (a) Amendment Fee. Immediately upon the execution and delivery of this Agreement, Borrower shall pay to Agent for the account of Lenders in accordance with their Pro Rata Shares, an amendment fee in the amount of Six Hundred Twenty Thousand Dollars ($620,000). Such fee shall be deemed fully earned when due and non-refundable, in whole or in part, when paid.

          (b) Quarterly Commitment Fee. On each of July 31, 2003, October 31, 2003, January 31, 2004 and April 30, 2004, Borrower shall pay to Agent for the account of Lenders in accordance with their Pro Rata Shares a quarterly commitment fee in an amount equal to the product of (i) 0.25% (25 basis points) and (ii) the Total Revolving Commitment then in effect. Such fee shall be deemed fully earned when due and non-refundable, in whole or in part, when paid.

          (c) Agent's Fee. Immediately upon the execution and delivery of this Agreement, Borrower shall pay Agent, for its own account, an Agent's fee of One Hundred Thousand Dollars ($100,000). Such fee shall be deemed fully earned when due and non-refundable, in whole or in part, when paid.

     Section 2.10 Sharing of Payments, Etc. If any Lender shall obtain any payment in respect of Borrower's obligations under the Loan Documents (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) in excess of the amount it would have received if all payments had been made directly to Agent and apportioned in accordance with the terms hereof, such Lender shall hold such excess payment in trust for Agent and Lenders and shall forthwith remit the same to Agent for Lenders' accounts as herein provided.

     Section 2.11 Application of Payments. Any payment by Borrower hereunder shall be applied first, against fees, expenses and indemnities due hereunder; second, against interest then due in respect of any Loan; third, against amounts due under Section 3.4 hereof; fourth, against any Financial Transaction Obligations; and thereafter, ratably against amounts owing for the loan principal. After the applicable maturity date for any Loan, payments to be applied to loan principal shall be applied first to principal installments then due and thereafter to principal installments in the inverse order of maturity. Agent shall distribute any payment by Borrower in respect of Revolving Loans in accordance with each Lender's Pro Rata Share. After any of the Loans become due (by maturity, upon acceleration or otherwise), any amounts recovered from Borrower, including, without limitation, through realization on any Collateral, shall be applied, and distributed by Agent to Lenders, in accordance with each Lender's Pro Rata Share.

                                    ARTICLE 3
                                LETTERS OF CREDIT

     Section 3.1 Letters of Credit. Borrower may request that Agent issue letters of credit for Borrower's account in accordance with the terms and conditions of this Article 3.

     Section 3.2 Manner of Requesting Letters of Credit.

          (a) From time to time, Borrower may request that Agent issue a standby letter of credit for Borrower's account or extend or renew any existing Letters of Credit; provided however, the intended beneficiary of the Letter of Credit is a customer of Borrower. Such request will be made by delivering a written request or making an oral request for the issuance, extension or renewal of such a letter of credit to Agent not later than 9:00 a.m. (Seattle time) on the date a new letter of credit is to be issued or an existing letter of credit is scheduled to expire, provided that, any request given orally shall be confirmed by Borrower in a writing delivered to Agent not later than 10:00 a.m. (Seattle time) on the date such oral request is made. Each such request shall be deemed to constitute a representation and warranty by Borrower that as of the date of such request, statements set forth in Article 5 hereof are true and correct and that no Default or Event of Default has occurred and is continuing. Each such request shall specify the face amount of the requested Letter of Credit, the proposed date of expiration, the name of the intended beneficiary thereof, and whether such Letter of Credit is a new letter of credit or an extension or renewal thereof.

          (b) Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share, a letter of credit fee equal to five percent (500 basis points) per annum multiplied by the maximum amount available to be drawn on the outstanding standby Letters of Credit, which fee shall not be less than Two Hundred Fifty Dollars ($250). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Maturity Date and thereafter on demand. In addition, Borrower shall pay directly to Agent for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of Agent relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (c) Each letter of credit requested hereunder: (i) shall be in a face amount such that after issuance of such letter of credit (A) the Total Utilization will not exceed the Total Revolving Commitment then in effect, and
(B) the Letter of Credit Usage would not exceed $5,000,000; and (ii) shall have an expiration date not later than the Revolving Maturity Date.

          (d) At the request of Agent, Borrower shall execute a letter of credit application and reimbursement agreement, in the standard form then used by Agent, in respect of each Letter of Credit requested hereunder. The letter of credit applications and reimbursement agreements now in effect with respect to each existing Letter of Credit shall remain in full force and effect except that, if such existing Letter of Credit is extended or renewed, Agent may, at its option, require Borrower to execute a new letter of credit application and reimbursement agreement (all reimbursement agreements relating to any of the Letters of Credit shall, as such agreements may be amended from time to time, be collectively referred to herein as the "Reimbursement Agreements").

          (e) Subject to the satisfaction of the conditions precedent set forth in Article 4 and Borrower's compliance with the terms of this Section 3.2, Agent shall issue and deliver its letter of credit to Borrower or to the designated beneficiary at such address as Borrower may specify. New Letters of Credit and extensions or renewals of any existing Letters of Credit shall contain terms and conditions customarily included in Agent's letters of credit and shall otherwise be in a form acceptable to Agent.

     In the event of any conflict between the terms of any Reimbursement Agreement and the terms of this Agreement, the terms of this Agreement shall control, unless Agent has otherwise agreed in a writing.

     Section 3.3 Indemnification; Increased Costs.

          (a) Borrower agrees to indemnify Agent and each Lender on demand for any and all additional costs, expenses, or damages incurred by Agent or such Lender, directly or indirectly, arising out of the issuance of any Letter of Credit or the purchase of any Letter of Credit Risk Participation, including, without limitation, any costs of maintaining reserves in respect thereof and any premium rates imposed by the Federal Deposit Insurance Corporation in connection therewith. A certificate as to such additional amounts submitted to Borrower by Agent or such Lender shall be final, conclusive, and binding, absent manifest error.

          (b) If at any time after the date hereof the introduction of or any change in applicable law, rule, or regulation or in the interpretation or the administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Agent or Lender with any requests directed by any such Governmental Authority (whether or not having the force of law) shall, with respect to any Letter of Credit or Letter of Credit Risk Participation subject Agent or such Lender to any Tax or impose, modify, or deem applicable any reserve, special deposit, or similar requirements against assets of, deposits with or for the account of, credit extended by Agent or such Lender or shall impose on Agent or such Lender any other conditions affecting the Letters of Credit or Letter of Credit Risk Participations and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing a Letter of Credit or holding a Letter of Credit Risk Participation or to reduce the amount of any sum received or receivable by Agent or such Lender hereunder with respect to the Letters of Credit or Letter of Credit Risk Participations, then, upon demand by Agent or such Lender, Borrower shall pay to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such increased cost or reduction. A certificate submitted to Borrower by Agent or such Lender setting forth the basis for the determination of such additional amount or amounts shall be final, conclusive, and binding, absent manifest error.

          (c) Borrower agrees to indemnify and hold Agent and each Lender (an "Indemnitee") harmless from and against any and all (a) Taxes (exclusive of Taxes measured by net income and gross receipts) and other fees payable in connection with Letters of Credit, Letter of Credit Risk Participations or the provisions of this Agreement relating thereto, and (b) any and all actions, claims, damages, losses, liabilities, fines, penalties, costs, and expenses of every nature, including Attorney Costs, suffered or incurred by the Indemnitee otherwise arising out of or relating to this Article 3, any Letter of Credit, or any Letter of Credit Risk Participations; provided, however, said indemnification shall not apply to the extent that any such action, claim, damage, loss, liability, fine, penalty, cost, or expense arises out of or is based solely upon the Indemnitee's willful misconduct or negligence.

     Section 3.4 Payment by Borrower. Borrower agrees to fully reimburse Agent for all amounts paid by Agent under any Letter of Credit and to pay interest thereon at the Base Rate from the date Agent makes such payment until the date of any demand for reimbursement by Agent. Such payment shall be made in immediately available funds at Agent's Commercial Loan Processing Center not later than 11:00 a.m. (Seattle time) on the date Borrower is first notified by Agent that Agent has made payment under the Letter of Credit; provided Agent has notified Borrower by 9:00 a.m. on such date and provided further, that, if Agent so elects pursuant to the terms of Section 8.2, following the occurrence of an Event of Default, the face amount of each Letter of Credit shall become immediately due and payable. If Borrower shall default in its obligations to reimburse Agent or make any other payment required hereunder, interest shall accrue on the unpaid amount thereof at a per annum rate equal to the Default Rate from the date such amount becomes due and payable until payment in full by Borrower. Interest on such unpaid amounts shall be calculated on the basis of a year of 360 days and shall be payable on demand.

     Section 3.5 Cash Collateralize. Upon the request of the Agent, (i) upon a Default or an Event of Default, (ii) if the Agent has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a borrowing or (iii) if, as of the date of expiration of any Letter of Credit, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, in addition to any other remedies the Agent may have pursuant to this Agreement, any Loan Document or applicable law, Borrower shall immediately Cash

Collateralize the then outstanding amount of all Letters of Credit (in an amount equal to such outstanding amount determined as of the date of the Default, Event of Default, such borrowing or the Letter of Credit expiration date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Agent as collateral for the Letter of Credit obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent. The Borrower hereby grants to the Agent for the benefit of the Lenders and the Agent, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in a blocked, non-interest bearing deposit account at Bank of America, N.A.

                                    ARTICLE 4
                                   CONDITIONS

     Section 4.1 Conditions to Effectiveness of Agreement. Upon the fulfillment of all of the following conditions, this Agreement shall be effective as of April 30, 2003 and the Existing Defaults shall be deemed waived:

          (a) New Loan Documents. An authorized officer of Borrower shall have properly executed and delivered each New Loan Document to which it is a party, each in form and substance satisfactory to the Agent and Lenders. An authorized officer of each Guarantor shall have properly executed and delivered each New Loan Document to which such Guarantor is a party, each in form and substance satisfactory to the Agent and Lenders.

          (b) Borrower Authority. Agent shall have received the following, each in form and substance satisfactory to the Agent: (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Borrower as the Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act as an officer in connection with this Agreement, the Notes and the other Loan Documents to which Borrower is a party; and (ii) such evidence as the Agent may require to verify that the Borrower is duly incorporated or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of the articles of incorporation for the Borrower and a certificate of good standing.

          (c) Guarantor Authority. Agent shall have received the following, each in form and substance satisfactory to the Agent: (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Foreign Guarantor as the Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act as an officer in connection with the Foreign Guaranty and the other Loan Documents to which such Foreign Guarantor is a party; and (ii) such evidence as the Agent may require to verify that each Foreign Guarantor is duly incorporated or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of the articles of incorporation for such Guarantor and a certificate of good standing; provided however, evidence of FAC's corporate authority to guaranty shall not be a condition to effectiveness.

          (d) Opinion of Counsel. Agent shall have received a favorable opinion of Preston Gates and Ellis, LLP, counsel to the Borrower, addressed to the Agent, as to such matters concerning the Borrower and the New Loan Documents to which it is a party, as the Agent may request, substantially in the form attached as Exhibit F;

          (e) Amended Subordinated Note Purchase Agreement. Agent shall have received evidence satisfactory to it that the Subordinated Noteholders have waived all defaults under the Note Purchase Agreement, have amended the Subordinated Note Purchase Agreement to conform to the payment restrictions in this Agreement and have consented to this Agreement.

          (f) Payment of Fees. Agent shall have received the fees set forth in
Section 2.9 (a) and (c) and reimbursement for all reasonable expenses, including, without limitation, Attorney Costs, consultants' fees and all Lenders' out-of-pocket expenses incurred in connection with the preparation of this Agreement, the other Loan Documents and the closing of the transactions contemplated hereby and thereby and required by Agent prior to closing.

          (g) Domestic Guarantor Consent. Agent shall have received the consent of Domestic Guarantors to this Agreement.

     Section 4.2 Conditions to All Loans and Issuances of Letters of Credit. The obligation of each Lender to make any Loan hereunder and the obligation of Agent to issue any Letter of Credit, are subject to fulfillment of the following conditions:

          (a) Prior Conditions. All of the conditions set forth in Section 4.1 shall have been satisfied.

          (b) Notice of Borrowing. In respect of any Loan, Agent shall have received the Notice of Borrowing in respect of such Loan; and, in respect of any Letter of Credit, Agent shall have received from Borrower a request therefor complying with the requirements of Section 3.2.

          (c) No Default. At the date of the requested Loan or issuance of requested Letter of Credit, no Default or Event of Default shall have occurred and be continuing or will have occurred as the result of the making of the Loan or issuing the Letter of Credit; and the representations and warranties of Borrower in Article 5 shall be true on and as of such date with the same force and effect as if made on and as of such date.

          (d) Guarantors. Neither the Agent nor any Lender shall have received from the Borrower or any Guarantor any notice terminating or purporting to terminate any Guarantor's obligations under any Loan Document to which it is a party or claiming that any such Loan Document is not or will in the future not be fully enforceable against each Guarantor in accordance with their terms.

          (e) Other Information. Agent and each Lender shall have received such other statements, opinions, certificates, documents and information as it may reasonably request in order to satisfy itself that the foregoing conditions have been fulfilled.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Agent and Lenders as follows; provided however, such representations and warranties relating to the corporate authority to guaranty shall not apply to FAC until the earlier of (i) the thirtieth (30th) day after the date hereof and (ii) the date upon which Agent has received evidence that FAC has the corporate authority to guaranty:

     Section 5.1 Corporate Existence and Power.

          (a) Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. Borrower is duly qualified to do business in each other jurisdiction where the nature of its activities or the ownership of its properties requires such qualification, except to the extent that failure to be so qualified does not have a material adverse effect on its business, operations or financial condition. Borrower has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents to which it is a party.

          (b) Each Guarantor is a business entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Guarantor is duly qualified to do business in each other jurisdiction where the nature of its activities or the ownership of its properties requires such qualification, except to the extent that failure to be so qualified does not have a material adverse effect on its business, operations or financial condition. Each Guarantor has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents to which it is a party.

     Section 5.2 Corporate Authorization.

          (a) The execution, delivery and performance by Borrower of the Loan Documents to which it is a party and any borrowing thereunder and the request for the issuance of any Letter of Credit thereunder, have been duly authorized by all necessary corporate action of Borrower, and do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Borrower is a party or by which Borrower, or any of its properties, may be bound or affected.

          (b) The execution, delivery and performance by each Guarantor of the Loan Documents to which it is a party, and the guaranteeing of obligations thereunder, have been duly authorized by all necessary corporate action of such Guarantor, and do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of such Guarantor except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on it or its

Articles of Incorporation, Bylaws or other organizing documents, and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which such Guarantor is a party or by which such Guarantor, or any of its properties, may be bound or affected.

     Section 5.3 Government Approvals, Etc. No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Borrower or any Guarantor of the Loan Documents to which it is a party or in connection with any of the transactions contemplated hereby or thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Agent).

     Section 5.4 Binding Obligations, Etc. This Agreement has been duly executed and delivered by Borrower and constitutes, and the other Loan Documents when duly executed and delivered by Borrower or any Guarantor will constitute, the legal, valid and binding obligations of Borrower or Guarantor enforceable against Borrower or Guarantor in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by the exercise of judicial discretion in accordance with general principles of equity.

     Section 5.5 Litigation. There are no actions, proceedings, investigations, or claims against or affecting Borrower or any Guarantor now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower has any thereof been threatened nor does any basis exist therefor) which might reasonably be determined adversely to Borrower or such Guarantor and which, if determined adversely, would be likely to have a material adverse effect on the financial condition or operations of Borrower or such Guarantor or to impair Agent's lien on the Collateral or Borrower's or such Guarantor's rights therein, except as described on Schedule 5.5 hereto.

     Section 5.6 Lien Priority. On the date any Loan or any Letter of Credit is issued, made or outstanding hereunder, each Loan Document that creates or perfects a Lien, will constitute a valid and perfected Lien of first priority in and to all the Collateral and will be enforceable against all third parties in all jurisdictions as security for all obligations which such Loan Document purports to secure.

     Section 5.7 Financial Condition. The consolidated balance sheet of Borrower and its Subsidiaries as of April 30, 2003, and the related statements of income and retained earnings of Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to Lenders, fairly present the consolidated financial condition of Borrower and its Subsidiaries as at such date, including all material contingent liabilities, and the consolidated results of operations of Borrower for the period then ended, all in accordance with GAAP. Neither Borrower nor its Subsidiaries had on such date any material contingent liabilities, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in that balance sheet and in the notes to those financial statements and since that date there has been no material adverse change in the financial condition or operations of Borrower or its Subsidiaries.

     Section 5.8 Title and Liens. Borrower has good and marketable title to each of the properties and assets reflected in its balance sheet referred to in
Section 5.7 hereof (except such as have been since sold or otherwise disposed of in the ordinary course of business). No assets or revenues of Borrower are subject to any Lien except as permitted by this Agreement. All properties of Borrower and its use thereof comply in all material respects with applicable zoning and use restrictions and with applicable laws and regulations relating to the environment.

     Section 5.9 Taxes. Borrower and each Subsidiary has filed all tax returns and reports required of it, has paid all Taxes which are shown to be due and payable on such returns and reports, and has provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of Borrower or Subsidiary in respect of Taxes for all fiscal periods to date are accurate in all material respects and there are no material questions or disputes between Borrower or any Subsidiary and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheet referred to in Section 5.7 or otherwise disclosed to Agent in writing prior to the date of this Agreement.

     Section 5.10 Laws, Orders, Other Agreements. Neither Borrower nor any of its Subsidiaries is in violation of or subject to any contingent liability on account of any laws, statutes, rules, regulations and orders of any Governmental Authority. Neither Borrower or any of its Subsidiaries is in material breach of or default under any material agreement to which it is a party or which is binding on it or any of its assets.

     Section 5.11 Federal Reserve Regulations. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Loan or Letter of Credit will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. Borrower will furnish to any Lender on request a statement conforming with the requirements of Regulation U.

     Section 5.12 ERISA.

          (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of Borrower or affect materially the ability of Borrower to perform this Agreement or the other Loan Documents.

          (b) No Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to any material tax or penalty on prohibited transactions imposed by Section 502 or
Section 2003(a) of ERISA.

          (c) No Pension Plan or trust has been terminated, and there have been no "reportable events" as that term is defined in Section 4043 of ERISA since the effective date of ERISA.

          (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

          (e) The required allocations and contributions to Pension Plans will not violate Section 415 of the Code in any material respect.

          (f) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service ("IRS") or an application for such letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

     Section 5.13 Security Offerings. Neither Borrower nor anyone acting on its behalf has directly or indirectly offered any Note or similar instrument or security for sale to any person or solicited from any person any offer to buy any such instrument or security or approached or negotiated with any person concerning any such instrument or security in any manner which would violate any applicable state or federal securities laws, including without limitation, the Securities Act of 1933, as amended.

     Section 5.14 Investment Company; Public Utility Holding Company. Borrower is not (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended; or
(b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.15 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof, Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.16 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses owing similar properties in localities where the Borrower or the applicable Subsidiary operates.

     Section 5.17 Disclosure. The Borrower has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or by e-mail) by or on behalf of Borrower or any Guarantor to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of facts or omits to state any material fact necessary to make the statements therein, in light of the circumstance in which they are made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     Section 5.18 Intellectual Property, Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.19 Assets of Foreign Guarantors. The assets listed on Schedule
5.19 constitute all of the accounts receivable, inventory, equipment and other fixed assets and registered copyrights, trademarks and patents owned, used, or held in connection with the Foreign Guarantors. The Foreign Guarantors have good and marketable title to each asset and no asset is subject to any Lien, except as permitted by this Agreement.

     Section 5.20 Representations as a Whole. This Agreement, the other Loan Documents, the financial statements referred to in Section 5.7, and all other instruments, documents, certificates and statements furnished to Agent and Lenders by Borrower, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. Without limiting the foregoing, each of the representations and warranties made by Borrower in the other Loan Documents is true and correct on and as of the date when made, as of the date hereof, and on and as of each date this representation is deemed made hereunder with the same force and effect as if made on and as of such dates.

                                   ARTICLE 6
                              AFFIRMATIVE COVENANTS

     So long as Agent or any Lender shall have any Commitment hereunder or there shall be any outstanding Letters of Credit and until payment in full of each Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees to do all of the following unless Agent shall otherwise consent in writing.

     Section 6.1 Use of Proceeds. The proceeds of the Loans and the Letters of Credit (the "Proceeds") will be used only for working capital or other general corporate purposes. Notwithstanding the foregoing, the Proceeds shall not be used for either (i) the payment of One Million Five Hundred Thousand Dollars ($1,500,000) to the Lenders pursuant to Section 2.4(d) or (ii) the payment of One Million ($1,000,000) to the Subordinated Noteholders pursuant to Section 7.15(i).

     Section 6.2 Preservation of Corporate Existence, Etc. Borrower will, and will cause the Subsidiaries to, preserve and maintain their corporate existence, rights, franchises and privileges in the jurisdictions of their incorporation and will, and will cause the Subsidiaries to, qualify and remain qualified as foreign corporations in each jurisdiction where qualification is necessary or advisable in view of their business and operations or the ownership of their properties.

     Section 6.3 Visitation Rights. At any reasonable time, and from time to time, Borrower will, and will cause each Subsidiary to, permit Agent and Lenders to examine and make copies of and abstracts from the records and books of account of and to visit the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors.

     Section 6.4 Keeping of Books and Records. Borrower will keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made, in accordance with GAAP, reflecting all financial transactions of Borrower or Subsidiary.

     Section 6.5 Maintenance of Property, Etc. Borrower will maintain and preserve and will cause each Subsidiary to maintain and preserve all of their respective properties in reasonably good working order and condition, ordinary wear and tear excepted, and will from time to time make all needed repairs, renewals and replacements so that the efficiency of such properties shall be fully maintained and preserved.

     Section 6.6 Compliance with Laws, Etc. Borrower will comply and will cause each Subsidiary to comply in all material respects with all laws, regulations, rules, and orders of Governmental Authorities applicable to Borrower or any Subsidiary or to their respective operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof.

     Section 6.7 Other Obligations. Borrower will pay and discharge and cause each Subsidiary to pay and discharge before the same shall become delinquent all material Indebtedness, Taxes and other obligations for which Borrower or any Subsidiary is liable or to which their income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a Lien upon assets of Borrower or any Subsidiary, except any thereof whose validity or amount is being contested in good faith by Borrower or the Subsidiary in appropriate proceedings with provision having been made to the satisfaction of Agent for the payment thereof in the event the contest is determined adversely to Borrower or such Subsidiary. In the event any charge is being contested by Borrower or its Subsidiaries as allowed above, Borrower or its Subsidiaries shall establish adequate reserves against possible liability therefor.

     Section 6.8 Insurance. Without limitation on the insurance required by the Loan Documents to be maintained on the Collateral, Borrower will keep in force and will cause each Subsidiary to keep in force upon all of their respective properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry and reasonably satisfactory to Agent. Borrower will on request furnish to Agent certificates of insurance or copies of policies evidencing such coverage.

     Section 6.9 Financial Information. Borrower will deliver to Agent in sufficient copies for distribution to Agent and each Lender:

          (a) Annual Audited Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and the consolidated statement of retained earnings and statement of cash flows of Borrower and its Subsidiaries for such year, accompanied by (i) the audit report thereon by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent (which reports shall be prepared in accordance with GAAP and shall not be qualified by reason of restricted or limited examination of any material portion of the records of Borrower or any Subsidiary and shall contain no disclaimer of opinion or adverse opinion except such as Agent in its sole discretion determines to be immaterial) and (ii) an Officer's Certificate of Borrower certifying that as of the close of such fiscal year no Event of Default or Default had occurred and was continuing;

          (b) Quarterly Unaudited Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of Borrower, the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter and the unaudited consolidated and consolidating statement of income and consolidated statement of cash flows of Borrower and its Subsidiaries for the fiscal year to the end of such fiscal quarter, unless the same has been provided in the form of Borrower's Form 10Q; accompanied by an Officer's Certificate of Borrower certifying that (i) reports have been prepared in accordance with GAAP consistently applied and results of operation of Borrower and its Subsidiaries as at the end of and for such fiscal quarter and that since the previous fiscal year-end report referred to in Section 6.9(a) there has been no material adverse change in the financial condition of Borrower or in the financial condition of any of its Subsidiaries and that (ii) as of the close of such fiscal quarter no Event of Default or Default had occurred and was continuing;

          (c) Annual Financial Projections. As soon as available, but not later than thirty (30) days before the beginning of each fiscal year, a copy of Borrower's annual financial projections;

          (d) Accounts Receivable Summary. As soon as available, but not later than forty-five (45) days after the end of each fiscal quarter an accounts receivable aging summary;

          (e) SEC Filings. Promptly, copies of all financial statements and reports that Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission;

          (f) Compliance Certificates. Within ninety (90) days after the close of each fiscal year of Borrower and within forty-five (45) days after the close of each of Borrower's fiscal quarters (other than the fourth fiscal quarter), an Officer's Certificate signed by the chief financial officer of Borrower stating that to the best of the signer's knowledge and belief after due inquiry no Default or Event of Default had occurred and was continuing and setting forth calculations evidencing compliance with Section 6.12 and 6.13 hereof substantially in the form attached as Exhibit E hereto; provided, however that as soon as possible, but not later than fifteen (15) days after the end of March, 2004, and fifteen (15) days after every month thereafter, Borrower shall provide such Officer's Certificate;

          (g) Monthly Reporting. As soon as available and in any event within fifteen (15) days after the end of each month, monthly updates of (i) consolidated revenues (excluding percentage of completion revenues which are calculated only at quarter-end), (ii) consolidated gross margins and operating income (excluding revenues and expenses associated with percentage of completion sales which are calculated only at quarter-end), (iii) consolidated domestic and consolidated foreign balances for, in each case, cash accounts receivable, inventory and accounts payable (excluding unbilled revenues which are calculated only at quarter-end), (iv) summary of domestic consolidated customer deposits and other prepayments, (v) 13-week rolling cash flow forecast, and (vi) month-end cash balances;

          (h) Monthly Comparison Report. As soon as available and in any event within thirty (30) days after the end of each month, a comparison of the Borrower's consolidated financial statement to the financial projection for that month; and

          (i) Other. All other statements, reports and other information as Agent or any Lender may reasonably request concerning the Collateral or the financial condition and business affairs of Borrower.

Borrower agrees to segregate all new product development costs in each financial projection and each financial statement provided pursuant to this Section 6.9 to facilitate tracking of such costs.

     Section 6.10 Notification. Promptly after learning thereof, Borrower shall notify Agent of (a) any action, proceeding, investigation or claim against or affecting Borrower or any Subsidiaries instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge, threatened to be instituted, which might reasonably be determined adversely to Borrower and which, if determined adversely, would be likely to have a Material Adverse Effect on the financial condition or operations of Borrower, or to impair Agent's or Lenders' lien on Collateral or Borrower's rights therein, or to result in a judgment or order against Borrower for more than $500,000 in excess of insurance coverage or, when combined with all other pending or threatened claims, more than $500,000 in excess of insurance coverage; (b) any substantial dispute between Borrower or any Subsidiaries and any Governmental Authority; (c) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower or any Subsidiary; (d) if Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1),(2),(5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection (c)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (e) the occurrence of any Event of Default or Default. In the case of the occurrence of an Event of Default or Default, Borrower will deliver to Agent an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take with respect thereto; (f) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; and (g) of any material change in the accounting policies or financial reporting practices by the Borrower or any Subsidiary.

     Section 6.11 Additional Payments; Additional Acts. From time to time, Borrower will (a) pay or reimburse Agent and Lenders on request for all Taxes (other than Taxes imposed on the net or gross income of Agent or Lenders) imposed on any Loan Document or payment and for all reasonable expenses, including Attorney Costs, incurred by Agent or any Lender in connection with the preparation of the Loan Documents or the making or administration of the Loans, or the issuance of any Letter of Credit; (b) pay or reimburse Agent and any Lender for all expenses, including legal fees, incurred by Agent or any Lender in connection with the enforcement by judicial proceedings or otherwise of any of the rights of Agent or any Lender under the Loan Documents (including the enforcement or protection of Agent's or any Lender's rights in any bankruptcy or any insolvency proceeding); (c) obtain and promptly furnish to Agent evidence of all such Government Approvals as may be required to enable Borrower to comply with its obligations under the Loan Documents and to continue in business as conducted without material interruption or interference; and (d) execute and deliver or authorize all such instruments (such as Uniform Commercial Code continuation statements) and perform all such other acts as Agent or any Lender may reasonably request to carry out the transactions contemplated by the Loan Documents and to maintain the continuous perfection and priority of Agent's lien on all Collateral.

     Section 6.12 EBITDA. As of the end of each period indicated below, Borrower shall maintain, on a consolidated and domestic (U.S.) basis, an EBITDA of at least (or in the case of

(losses), not to exceed) the amount set opposite such period, except as otherwise provided in the Restructure Agreement:

          (a) Quarterly Basis.

          For fiscal quarter ending:   Consolidated      Domestic
          --------------------------   ------------    ------------
          July 31, 2003                 ($4,728,000)    ($4,073,000)
          October 31, 2003                ($901,000)    ($1,052,000)
          January 31, 2004             $    963,000       ($864,000)
          April 30, 2004               $  3,484,000    $     61,000
          July 31, 2004                $    784,000    $     61,000

          (b) Cumulative Basis.

          Period from May 1, 2003 to:   Consolidated    Domestic
          ---------------------------   ------------   -----------
          July 31, 2003                  ($4,728,000)  ($4,073,000)
          October 31, 2003               ($5,630,000)  ($5,125,000)
          January 31, 2004               ($3,166,000)  ($4,489,000)
          April 30, 2004                $  2,317,000   ($2,428,000)
          July 31, 2004                 $  5,101,000     ($367,000)

     Section 6.13 Minimum Collateral Requirements. As of each date indicated below, Borrower shall maintain domestic (U.S.) accounts receivable and inventory which value equals the amount set opposite such date, except as otherwise provided in the Restructure Agreement:

          Measurement Date
          ----------------
          July 31, 2003                           $31,400,000
          October 31, 2003                        $35,200,000
          January 31, 2004                        $29,200,000
          March 31, 2004                          $24,900,000
          April 30, 2004 and as the last day of
          every month thereafter                  $24,800,000
provided, however, if Borrower's actual collateral value is below such amount, effective on the Business Day following the date the Agent receives the collateral value pursuant to the financial reports in Section 6.9, the Total Revolving Commitment shall be permanently reduced by the difference between the covenant level and the actual collateral value (the "Collateral Differential") pursuant to Section 2.1(a).

     Section 6.14 Loan Documents from Domestic Subsidiaries. After any Person becomes a Domestic Subsidiary of Borrower, other than those Subsidiaries listed on Schedule 6.14, and unless Agent and Lenders provide prior written consent to the contrary, such Domestic Subsidiary shall execute and deliver to Agent, promptly upon Agent's request: (a) a supplement to the Loan Documents to which Domestic Guarantors are parties, unconditionally guarantying Borrower's obligations under the Loan Documents, and granting Agent for its benefit and the ratable benefit of Lenders, a first priority and exclusive security interest in all personal property of such Domestic Subsidiary, (b) a copy of a resolution adopted by the Board of Directors of such Domestic Subsidiary authorizing the execution, delivery, and performance of the Loan Documents, and (c) such other documents and agreements as Agent may reasonably request. All of the foregoing documents shall be in form and substance satisfactory to Agent. Each such Domestic Subsidiary shall be considered a Guarantor.

     Section 6.15 Update of Collateral. From time to time, Agent may request that Borrower supplement, or cause Guarantor to supplement, the Loan Documents with the following information: (i) any new patent, patent applications, trademarks or trademark applications acquired by Borrower, or Guarantor, after the date hereof; and/or (ii) any copyrights in which Borrower or Guarantor then has any interest. Borrower shall, and shall cause Guarantor to, promptly and fully comply with any such request and, if requested by Agent, Borrower shall, and shall cause Guarantor to sign such new security agreements or documents, and shall take such other actions, as Agent may reasonably request to create and perfect a security interest in favor of Agent and to establish and ensure the first priority of such security interest.

     Section 6.16 Security Interest in Foreign Guarantor Collateral. Borrower shall execute and deliver, and shall cause Foreign Guarantors to execute and deliver, to Agent any documents and instruments and take all such action as Agent may from time to time request to perfect, preserve or legitimize Agent's security interest in the assets of the Foreign Guarantors, now owned or hereafter acquired, including without limitation, security agreements, pledge agreements, other collateral agreements, financing statements (or other notice filings), patents, patent applications, trademark and trademark applications registered in the United States and in any foreign country.

     Section 6.17 Deposit Accounts. Borrower shall promptly notify Agent of any deposit accounts, certificate of deposit accounts or securities accounts opened by Borrower or any Guarantor for which a control agreement has not been executed and delivered to Agent. Upon Agent's request, Borrower shall, and shall cause each Guarantor to, promptly execute and deliver to Agent a deposit account control agreement in form and substance acceptable to Agent and shall cause the bank or securities intermediary at which such account is held to promptly execute and deliver to Agent such control agreement.

     Section 6.18 Lease and Landlord Consents. Borrower shall, and shall cause each Guarantor to, promptly notify Agent of any lease agreement, lease amendment or lease extension agreement entered into after August 23, 2002 by Borrower or such Guarantor. At Agent's request, Borrower shall and shall cause such Guarantor to promptly execute and deliver to Agent a leasehold deed of trust, security agreement and fixture filing in form and substance acceptable to Agent and shall cause the landlord party to the lease to promptly execute and deliver to Agent a landlord consent in form and substance acceptable to Agent.

     Section 6.19 Financial Restructuring. On or before the following dates, Borrower shall deliver the following to Agent:

          (a) September 30, 2003: a certified copy of the resolution or unanimous consent of Borrower's board of directors detailing Borrower's refinancing strategy for the Obligations hereunder;

          (b) October 31, 2003: list of qualified financial institutions chosen by Borrower for such refinancing; and

          (c) November 30, 2003: memorandum concerning Borrower's long term business plan and proposed terms for refinancing.

     Section 6.20 Additional Goals. The Borrower will take all reasonable efforts to achieve the following goals towards implementing monthly financial reporting on or before the following dates:

          (a) August 31, 2003: Hire a Chief Financial Officer for Borrower;

          (b) September 30, 2003: Convert Flow Japan Corporation to J.D. Edwards Financial System;

          (c) August 1, 2003: Initiate the conversion of Flow Robotics to J.D. Edwards Financial System;

          (d) November 30, 2003: Complete the conversion of Flow Robotics to J.D. Edwards Financial System;

          (e) February 28, 2004: Convert FAC to J.D. Edwards Financial System;

          (f) February 28, 2004: Adopt a uniform chart of accounts across all Subsidiaries;

          (g) March 31, 2004: Execute monthly close on J.D. Edwards Financial System for all Subsidiaries except for CIS Acquisition Corp. and Flow South America;

          (h) March 31, 2004: Within 15 days of month's end, provide Agent with consolidated and consolidating monthly financial reports for Borrower and all Subsidiaries, including EBITDA calculations on a monthly basis going forward; and

          (i) April 30, 2004: Execute quarterly close on J.D. Edwards Financial System for all Subsidiaries except for CIS Acquisition Corp. and Flow South America;

                                    ARTICLE 7
                               NEGATIVE COVENANTS

     So long as Agent or any Lender shall have any Commitment hereunder or there shall be any outstanding Letters of Credit and until payment in full of each Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees that it will not do any of the following unless Agent shall otherwise consent in writing, such consent not to be unreasonably withheld.

     Section 7.1 Dividends, Purchase of Stock, Etc. Borrower shall not, and shall cause each Subsidiary to not, (a) declare or pay any dividend (except dividends payable in capital stock) on any shares of any class of its capital stock or (b) apply any assets to the redemption or other retirement of, or set aside any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, shares of any class of capital stock of Borrower; provided, however, that Flow Autoclave Corporation, which is 50% owned by Borrower, is excluded from this restriction until the date on which Borrower owns more than 50% of such company; and provided further dividends from Foreign Subsidiaries to Borrower for the purposes of the payment to Lenders pursuant to
Section 2.4(d) and the payment to Subordinated Noteholders pursuant to Section 7.15(i) are hereby excluded from this restriction.

     Section 7.2 Liquidation, Merger, Sale of Assets. Neither Borrower nor any Guarantor shall liquidate, dissolve or enter into any consolidation, joint venture, partnership or other combination or sell, lease, or dispose of (including transfers to any Subsidiary that has not executed a guaranty and security agreement pursuant to Section 6.14 or is not a Foreign Guarantor) all or any substantial portion of its business or assets or of any Collateral (excepting sales of goods in the ordinary course of business). Notwithstanding the foregoing, Borrower may proceed with the Restructure Event pursuant to the Restructure Agreement. Neither Borrower nor any Guarantor shall merge with any other person.

     Section 7.3 Indebtedness. Borrower shall not nor shall it allow any Guarantor to create, incur or become liable for any Indebtedness except (a) the Loans and Indebtedness hereunder in respect of the Letters of Credit, (b) existing Indebtedness reflected on the balance sheets referred to in Section 5.7, (c) current accounts payable or accrued or other current liabilities incurred by Borrower or Guarantor in the ordinary course of business, (d) indebtedness for the deferred purchase price, or for obligations under leases, of real and personal property used by Borrower or Guarantor in its business, (e) the Subordinated Notes, the principal of which when taken together does not exceed, in the aggregate, at any one time outstanding, Thirty-Five Million Dollars ($35,000,000), plus any capitalized interest thereto, and (f) Indebtedness to Foreign Subsidiaries pursuant to Section 7.12(b).

     Section 7.4 Guaranties, Etc. Except for the Domestic Guaranty, the Foreign Guaranty, the fully subordinated guaranties delivered pursuant to Section 9.10 of the Subordinated Note Purchase Agreement or as set forth on Schedule 10.5 of the Subordinated

Note Purchase Agreement, neither Borrower nor any Guarantor shall assume, guaranty, endorse or otherwise become directly or contingently liable for, or obligated to purchase, pay or provide funds for payment of, any obligation or Indebtedness of any other person, other than by endorsement of negotiable instruments for deposit or collection or by similar transactions in the ordinary course of business.

     Section 7.5 Liens. Neither Borrower nor any Guarantor shall create, assume or suffer to exist any Lien except (a) liens pursuant to the Loan Documents, (b) existing Liens reflected in the balance sheet referred to in Section 5.7, (c) Liens described on Schedule 7.5 hereto, and (d) the Junior Security Interest (as defined in the Intercreditor Agreement); provided, however, such Junior Security Interest shall be permitted only so long as the Intercreditor Agreement is in effect.

     Section 7.6 Investments. Borrower shall not make any loan or advance to any person or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, except (a) commercial bank time deposits maturing within one year, (b) marketable general obligations of the United States or a State or marketable obligations fully guaranteed by the United States, or (c) short-term commercial paper with the highest rating of a generally recognized rating service.

     Section 7.7 Operations. Borrower shall not engage in any activity which is substantially different from or unrelated to the present business activities or products of Borrower.

     Section 7.8 ERISA Compliance. Neither Borrower nor any member of the Controlled Group nor any Plan will:

          (a) engage in any "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could result in a material liability to Borrower;

          (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived which could result in a material liability to Borrower;

          (c) terminate any Pension Plan in a manner which could result in a material liability to Borrower or could result in the imposition of a material Lien on any property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; or

          (d) violate state or federal securities laws applicable to any Plan in any material respect.

     Section 7.9 Subordinated Notes. Borrower shall maintain no funds on deposit with, shall not acquire any certificates of deposit or other financial instruments from, nor hold any Indebtedness owing to Borrower by, any holder of any Subordinated Note unless such holder shall first have executed a written agreement in favor of Lenders (in form and substance acceptable to Lenders) subordinating or waiving its rights to set-off or to assert any "bankers lien."

     Section 7.10 Capital Expenditures. Borrower shall not, nor shall it allow any Subsidiary to, make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower during each time period set forth below, the amount set forth opposite such time period:

          May 1, 2003 - April 30, 2004 $6,700,000

          May 1, 2004 - August 1, 2004 $800,000

     Section 7.11 New Product Development Expenditures. Borrower shall not, nor shall it allow any Subsidiary to, fund or become legally obligated to fund any new product development costs, including without limitation, research, development and engineering costs, as indicated in financial statements provided pursuant to Section 6.9, not exceeding, in the aggregate for the Borrower during each time period set forth below, the amount set forth opposite such time period:

          May 1, 2003 - April 30, 2004 $10,700,000

          May 1, 2004 - August 1, 2004 $2,700,000

     Section 7.12 Transactions with Affiliates. Borrower shall not, nor shall it allow any Subsidiary to, directly or indirectly, to transfer cash to Borrower or any Affiliate of Borrower, except (a) the sale of inventory in the ordinary course of business in accordance with Borrower's existing intercompany transactions and transfer pricing policy in effect as the date hereof, (b) cash transfers from Foreign Subsidiaries to Borrower for the sole and immediate purpose of satisfying Borrower's obligations under this Agreement, evidenced by promissory notes at fair market value, (c) payments by Borrower to such Foreign Subsidiary in accordance with the terms of the promissory notes referred to in subclause (b), and (d) dividends from Foreign Subsidiaries to Borrower for the purposes of the payment to Lenders pursuant to Section 2.4(d) and the payment to Subordinated Noteholders pursuant to Section 7.15(i).

     Section 7.13 Burdensome Agreements. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement, any Loan Document or the Subordinated Note Purchase Agreement) (a) that limits the ability of (i) any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on the property of such Person; or (b) that requires the grant of a Lien to secure the obligations of such Person if a Lien is granted to secure another obligation of such Person.

     Section 7.14 Margin Stock. Borrower shall not, nor shall it permit any Subsidiary to, use the proceeds of any Loan or Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     Section 7.15 Payments to Subordinated Noteholders. Borrower shall make no payments to Subordinated Noteholders before the full repayment of the Obligations under any Loan Document, except (i) a $1,000,000 payment derived solely from repatriated funds in the form of dividends from Foreign Subsidiaries to Borrower, and (ii) if the Total Revolving Commitment is reduced to $25,000,000 or less, and no Default has occurred or is occurring, Borrower may pay an amount not more than $1,000,000 in the aggregate to the Subordinated Noteholders.

                                    ARTICLE 8
                                EVENTS OF DEFAULT

     Section 8.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

          (a) Payment Default. Borrower shall fail to pay for a period of three
(3) Business Days when due any amount of principal of or interest on any Loan or any other amount payable by it hereunder including, without limitation, amounts due in respect of Letters of Credit; or

          (b) Breach of Warranty. Any representation or warranty made (or deemed made pursuant to Section 2.2 or 3.2 hereof) by Borrower under or in connection with this Agreement or any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) Breach of Certain Covenants. Borrower shall have failed to comply with Sections 6.2, 6.8, 6.10(e), 6.12, 6.13, any provision of Article 7 of this Agreement, or, to the extent that it relates to the obtaining and maintaining of insurance or delivery of evidence of same, any such provision in the Loan Documents; or

          (d) Breach of Other Covenant. Borrower shall fail to perform or observe any other material covenant, obligation or term of any Loan Document executed by it and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Agent; or

          (e) Cross-default. Borrower shall fail (i) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any amounts owing under any Indebtedness which in the aggregate exceeds One Hundred Thousand Dollars ($100,000) or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of any obligations of such Indebtedness, or (iii) any amounts owing under such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (f) Voluntary Bankruptcy, Etc. Without the prior written consent of Agent and Lenders, Borrower or any Subsidiary shall: (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United State Code, as now constituted or hereafter amended; or (ii) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

          (g) Involuntary Bankruptcy, Etc. An order for relief shall be entered against Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors; or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of Borrower, or any Subsidiary or of any substantial part of its or their property, or ordering the reorganization, winding-up or liquidation of its or their affairs; or upon the expiration of sixty (60) days after the filing of any involuntary petition against it seeking any of the relief specified in
Section 8.1(f) or this Section 8.1(g) without the petition being dismissed prior to that time; or

          (h) Insolvency, Etc. Borrower or any Subsidiary shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Borrower or any Subsidiary, as the case may be, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Borrower or any Subsidiary, as the case may be; or

          (i) Judgment. A final judgment or order for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in excess of insurance coverage or which impairs the lien on Collateral or rights of Borrower therein in any material respect, shall be rendered against Borrower and such judgment or order shall continue unsatisfied and in effect for a period of ten (10) consecutive days following entry, or all or substantially all of the assets of Borrower are attached, seized, subject to writ or warrant or are levied on or come into the possession or control of a receiver, trustee, custodian or assignee for the benefit of creditors; or

          (j) Government Approvals. Any Government Approval or registration or filing with any Governmental Authority now or hereafter required in connection with the performance by Borrower of its obligations set forth in the Loan Documents shall be revoked, withdrawn or withheld or shall fail to remain in full force and effect unless in the reasonable opinion of Agent such revocation, withdrawal or withholding would not be likely to have a material adverse affect on the ability of Borrower to perform its obligations under the Loan Documents; or

          (k) Other Government Action. Borrower is enjoined or restrained or in any way prevented by order of a court or other Governmental Authority from conducting all or a substantial part of its business affairs or operations; or

          (l) ERISA. Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of One Million Dollars ($1,000,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA, having aggregate Unfunded Vested Liabilities in excess of One Million Dollars ($1,000,000) shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any Plan or Plans which could result in any liability of Borrower in excess of One Million Dollars ($1,000,000); or

          (m) Going Concern Qualification. Borrower receives a "going concern" qualification from its external auditors in the annual audited financial statement for the fiscal year ending April 30, 2003; or

          (n) Failure to Issue Financials. Borrower fails to complete and issue
(i) its fiscal year 2003 financial statements on or before July 29, 2003, or
(ii) any other of Borrower's audited financial statement within 90 days of the end of Borrower's fiscal year; or

          (o) Subordinated Note Purchase Agreement Default. The occurrence of an "Event of Default" or "Default" under the Subordinated Note Purchase Agreement, as such terms are defined therein;

          (p) Prepayment of Principal Default. Borrower shall pay any portion of the principal of the Subordinated Notes before the repayment of all obligations under the Loan Documents; or

          (q) Guarantor Default; Invalidity of Guaranty. (i) Any Guarantor shall fail to perform or observe any covenant, obligation or term of any Loan Document to which it is a party and such failure shall continue unremedied after the applicable grace period, if any, specified therein; (ii) any misrepresentation or breach of any warranty by any Guarantor under any Loan Document to which it is a party shall occur; (iii) any of the events or circumstances referred to in
Section 8.1(e) through 8.1(p) whose occurrence or existence would constitute a Default or an Event of Default with respect to Borrower shall occur or exist with respect to any Guarantor; or (iv) any Loan Document shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (except as expressly permitted hereunder) in respect of any Guarantor, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

          (r) Impairment of Security. Any Loan Document that creates and/or perfects a Lien ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Agent shall not have or shall cease to have a valid and perfected Lien of first priority in the Collateral purported to be covered thereby (except by any action or inaction attributable solely to Agent); or

          (s) Change of Control. There occurs any Change of Control with respect to the Borrower; or

          (t) Material Adverse Change. If there shall occur any event that has a Material Adverse Effect, or that materially increases any Lender's risk that Borrower will not repay the Loans or other Obligations, or materially impairs the Collateral or Agent and each Lender's first priority perfected lien on the Collateral; or

          (u) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or in satisfaction in full of all of the Obligations, ceases to be in full force and effect; or Borrower, any Guarantor or any Person contests in any manner the validity or enforceability of any Loan Document; or Borrower or any Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

          (v) Restructure Agreement Default. The occurrence of an "Event of Default" under the Restructure Agreement, as such term is defined therein; or

          (w) Additional Event of Default. Any of the following has not occurred within sixty (60) days after the date of this Agreement:

               (1) Agent shall have received such evidence as the Agent may require to verify that FAC is duly incorporated or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of the articles of incorporation for FAC and a certificate of good standing

               (2) Agent shall have received evidence of Agent's perfected first priority lien in each Foreign Guarantors' assets as listed on Schedule 5.19, or in such portion of such property as Agent may request;

               (3) Agent shall have received evidence that notices of Agent's security interest in all registered patents and trademarks and applications for patents and trademarks that Agent has taken a security interest in of Borrower, and each Foreign Guarantor shall have been filed with the applicable Governmental Authority;

               (4) Agent shall have received such other evidence as it may deem necessary or appropriate that all documents executed and/or delivered and all actions taken pursuant to clauses (2) and (3) above have been duly authorized and are legally effective, binding and enforceable;

               (5) Agent shall have received (i) a deed of trust granting Agent a security interest in Borrower's leasehold interest on property located at 23500 64th Avenue South, Kent, Washington 98032 and (ii) a landlord consent to such deed of trust, each in form acceptable to Agent; or

               (6) Borrower and Guarantors shall have provided such additional information concerning their real and personal property and assets as Agent may request.

     Section 8.2 Consequences of Default. If an Event of Default described in
Section 8.1(f) or 8.1(g) shall occur and be continuing, then in any such case, the Total Revolving Commitment shall be immediately terminated and, if any Loans or Letters of Credit shall have been made or issued, the principal of and interest on the Loans, the face amounts of all issued and outstanding Letters of Credit, and all other sums payable by Borrower under the Loan Documents shall become immediately due and payable all without notice or demand of any kind.

     If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, (i) Agent shall at the request, or may with the consent, of Lenders immediately terminate the Commitment, and, if any Revolving Loans or Letters of Credit shall have been made or issued, Agent shall at the request, or may with the consent, of Lenders declare the principal of and the interest on the Revolving Loans, the face amounts of all issued and outstanding Letters of Credit, and all other sums payable by Borrower under the Loan Documents with respect to such Revolving Loans and Letters of Credit immediately due, whereupon the same shall become immediately due and payable all without protest, presentment, notice or demand, all of which Borrower expressly waives.

     Regardless of whether Borrower's obligations to repay the Loans and Letters of Credit have been accelerated pursuant to the preceding sentences, Agent shall at the request, or may with the consent, of Lenders realize on any or all of the Collateral by exercising any remedies provided in any Loan Document or otherwise provided by law. Amounts paid or received hereunder in respect of issued and outstanding Letters of Credit which exceed amounts paid by Agent under such Letters of Credit shall be held (and applied) as cash collateral, pursuant to
Section 3.5, to secure the performance of all obligations of Borrower owing to Agent and Lenders hereunder and under the other Loan Documents. Agent and Lenders may exercise or pursue any remedy or cause of action permitted by this Agreement, the Notes, and any other Loan Document or applicable law. The rights and remedies provided by law, this Agreement, the Notes and the other Loan Documents are cumulative and non exclusive, and the exercise or partial exercise of any right, power or remedy hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     While any Event of Default exists (other than during any period of time in which Agent and Lenders have agreed in writing not to charge the Default Rate (as defined below)), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws. The Default Rate shall be in effect on the date of the occurrence of the Event of the Default and interest shall accrue at the Default Rate retroactively from such date.

                                    ARTICLE 9
                                      AGENT

     Section 9.1 Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. All benefits and immunities provided to Agent in this Article 9 shall apply to Agent as issuer of Letters of Credit with respect to any acts taken or omissions suffered by Agent in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit, and as additionally provided herein with respect to Agent as issuer of letters of Credit.

     Section 9.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     Section 9.3 Liability of Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any Guarantor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this

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

Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Guarantor or any Affiliate thereof.

     Section 9.4 Reliance by Agent.

          (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or any Guarantor), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by all Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Lenders (or such greater number of Lenders as may be expressly required by any instance), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

     Section 9.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default , except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Default as may be directed by Lenders in accordance with Article 9; provided, however, that unless and until Agent has received any such direction, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

     Section 9.6 Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Guarantor or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations,

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

property, financial and other condition and creditworthiness of Borrower and Guarantors and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of Borrower or Guarantors or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     Section 9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Agent-Related Person's own gross negligence or willful misconduct; it being agreed by all Lenders that no action taken in accordance with the directions of Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 9.7 shall survive termination of the Total Revolving Commitment, the payment of all other Obligations and the resignation of Agent.

     Section 9.8 Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower, each Guarantor and their respective Affiliates as though Bank of America were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or any Guarantor or any Affiliate (including information that may be subject to confidentiality obligations in favor of Borrower, such Guarantor or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     Section 9.9 Successor Agent. Agent may resign as Agent upon 30 days' written notice to Lenders and Borrower; provided that any such resignation by Bank of America shall also constitute its resignation as Agent in its capacity of issuer of Letters of Credit. If Agent resigns under this Agreement, Lenders shall appoint from among Lenders a successor Agent for Lenders, which successor Agent shall be consented to by Borrower at all times other than during the existence of a Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor Agent from among Lenders. Upon the acceptance of its appointment as successor Agent hereunder, the Person acting as such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent (including those in its capacity as issuer of Letters of Credit) and the term "Agent" shall mean such successor Agent in all such capacities and the retiring Agent's appointment, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any other Lender, other than the obligation of the successor Agent to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Agent to effectively assume the obligations of the retiring Agent with respect to such Letters of Credit. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 9 and Sections 11.14 and 11.15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Lenders appoint a successor agent as provided for above.

     Section 9.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any Guarantor, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel and all other amounts due Lenders and Agent under Sections 3.2(b), 2.09 and 11.14) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.09 and 11.14.

     Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

                                   ARTICLE 10
                      LETTER OF CREDIT RISK PARTICIPATIONS

     Section 10.1 Sale of Risk Participations. Agent agrees to sell to Lenders, and upon issuance of any Letter of Credit hereunder each Lender shall be deemed to have unconditionally and irrevocably purchased from Agent, an undivided risk participation in such Letter of Credit in proportion to such Lender's Pro Rata Share.

     Section 10.2 Notice to Lenders. Via telephone, telex, or facsimile, Agent will promptly advise each Lender of each Letter of Credit issued hereunder. Agent shall not have any duty to ascertain or to inquire as to the accuracy of the information furnished by Borrower, or accuracy of the representations and warranties made by Borrower in any request for the issuance of such Letter of Credit nor shall Agent have any duty to confirm that all conditions precedent to the issuance of such Letter of Credit have been fully satisfied.

     Section 10.3 Payment Obligations.

          (a) Reimbursements to Agent. In the event Borrower fails to pay any amount due under Section 3.4 by 12:00 noon (Seattle time) on the date Agent shall make demand for payment thereof, Lenders shall each, upon receipt of notice from Agent of such failure, pay to Agent their Pro Rata Share of such amount, provided, however, if Borrower pays a portion but less than all of the amount due under Section 3.4, Lenders shall each pay Agent only their respective Pro Rata Shares of the difference between the amount due under Section 3.4 and the amount paid by Borrower on account thereof. Each and every payment to be made by Lenders to Agent under this Section 10.3(a) shall be made by federal wire transfer in immediately available funds. If any Lender receives notice from Agent by 1:30 p.m. (Seattle time) on any Business Day of its obligation to make payments under this subsection, then such Lender shall make such payment no later than 2:00 p.m. (Seattle time) on the day such notice is received. If any Lender receives such notice after 1:30 p.m. (Seattle time) on any Business Day, then such Lender shall make such payment by no later than 1:00 p.m. (Seattle time) on the next succeeding Business Day. If any Lender fails to make such payment by the date and time required, its obligation shall bear interest from and including the date when such payment was due until paid at the per annum rate equal to the Federal Funds Rate.

          (b) Payments to Lenders. Agent shall immediately remit to Lenders, via federal wire transfer of funds, such Lender's Pro Rata Share of:

               (1) the letter of credit fee paid by Borrower pursuant to Section 3.2(b) hereof; and

               (2) any amounts (other than fees and expense reimbursements) received from or for the account of Borrower in respect of any Letter of Credit, provided, however, Agent shall not remit to any Lender any amounts received from or for the account of Borrower in respect of a Letter of Credit unless, prior to Agent's receipt of such funds, such Lender has paid its Pro Rata Share of such amounts pursuant to Section 10.3(a). In the event Agent is required to refund any amount which is paid to it or received by it from or for the account of Borrower, then Lenders agree to repay to Agent their respective Pro Rata Share of such amount.

          (c) Reimbursements to Lenders. Borrower agrees to reimburse any Lender for amounts paid by such Lender to Agent pursuant to Section 10.3(a). Any amounts received from or for the account of Borrower by any Lender in respect of the aforesaid reimbursement obligation shall reduce Borrower's payment obligation to Agent under Section 3.4. Any amounts received from or for the account of Borrower by Agent in satisfaction of its obligations under Section
3.4 shall reduce pro tanto Borrower's reimbursement obligation to Lenders under this Section 10.3(c).

                                   ARTICLE 11
                                  MISCELLANEOUS

     Section 11.1 No Waiver; Remedies Cumulative. No failure by Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default this Agreement or any other Loan Document or prejudice the rights of Agent or Lenders in the exercise of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

     Section 11.2 Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A.

     Section 11.3 Mandatory Arbitration.

          (a) At the written request of either all of Lenders or Borrower, any controversy or claim between Lenders and Borrower, arising from or relating to this Agreement or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, laches or other time bar, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations, laches or other time bar. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations, laches or other time bar and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.

          (b) No provision of this subsection shall limit the right of Borrower, Agent or Lenders to exercise self-help remedies such as setoff, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

     Section 11.4 Consent to Jurisdiction; Waiver of Immunities. Borrower, Agent and Lenders hereby irrevocably submit to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to any Loan Document and irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.4 shall impair the right of any party to request or demand arbitration under Section 11.3 or the right of Agent or a Lender or the holder of any Note to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction, and Borrower irrevocably submits to the nonexclusive jurisdiction of the appropriate courts of the jurisdiction in which Borrower is incorporated or sitting and any place where property or an office of Borrower is located.

     Section 11.5 Notices. All notices and other communications provided for in any Loan Document shall be in writing or (unless otherwise specified) by telex, telefax or cable and shall be mailed (with first class postage prepaid) or sent or delivered to each party at the address or telefax number set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified all notices sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, all notices sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt. Neither Agent nor any Lender shall incur any liability to Borrower for actions taken in reliance on any telephonic notice referred to in this Agreement which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow or give such telephonic notice hereunder on behalf of Borrower.

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

     Section 11.6 Assignment and Participations. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, except that Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of Agent and Lenders, and any such assignment or transfer purported to be made without such consent shall be ineffective. Lenders may at any time assign or otherwise transfer all or any part of their respective interests under the Loan Documents (including assignments for security and sales of participations), but only with the prior written consent of Agent and Lenders, and to the extent of such assignment, the assignee shall have the same rights and benefits against Borrower and otherwise under the Loan Documents (including the right of setoff) as if such assignee were a Lender.

     Section 11.7 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     Section 11.8 Survival. The representations, warranties and indemnities of Borrower in favor of Agent and Lenders shall survive indefinitely and, without limiting the foregoing, shall survive the execution and delivery of this Agreement and the other Loan Documents, the making of any Loans, the issuance of any Letters of Credit the expiration of the Commitment and the repayment of all amounts due under the Loan Documents.

     Section 11.9 Executed in Counterparts. The Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 11.10 Entire Agreement; Amendment, Etc. This Agreement together with the schedules and exhibits hereto comprise the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower and Agent executed in conformance with the terms hereof. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     Section 11.11 Headings. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     Section 11.12 Oral Agreements Not Enforceable.

          ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     Section 11.13 Release and Waiver. Borrower and each Guarantor ratifies and reconfirms the Loan Documents (as amended herein) and all of their obligations and liabilities thereunder and hereby waives and releases any and all defenses that any of them may now have or hereafter acquire with respect to the Loan Documents based on or otherwise relating to any events or circumstances which occurred or existed on or prior to the date hereof. Borrower and each Guarantor hereby releases and forever discharges the Agent, the Lenders, Alvarez, their respective affiliates, and their respective officers, directors, agents and employees from every claim, demand and cause of action whatsoever, of every kind and nature, whether presently known or unknown, suspected or unsuspected, arising or alleged or to have risen or which shall arise hereafter from any act, omission or condition which occurred or existed on or prior to the date hereof.

     Section 11.14 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent and each Lender for all reasonable expenses and costs incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Agent and each Lender for all reasonable expenses and costs incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses in (a) and (b) shall include all travel, search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants, Alvarez and other outside experts retained by the Agent or any Lender. All amounts due under this Section
11.14 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the commitment of each Lender to extend credit hereunder and repayment of all other Obligations.

     Section 11.15 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any commitment to extend credit hereunder, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Agent as the Letter of Credit issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any Guarantor, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any Guarantor, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date of this Agreement). All amounts due under this Section 11.15 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Lender, the termination of each Lender's commitment to extend credit hereunder and the repayment, satisfaction or discharge of all the other Obligations.

     Section 11.16 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     Section 11.17 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by the Borrower (on its own behalf and on behalf of each Guarantor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower or a Guarantor, as applicable, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 11.18 Interest Rate Limitations. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     Section 11.19 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 11.20 Confidential Information. Each of Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of a Loan Party; (g) with the consent of Borrower; (h) to the extent such Information

(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent or any Lender on a nonconfidential basis from a source other than Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitment, and the Letters of Credit. For the purposes of this Section, "Information" means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or its business, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary; provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers. Notwithstanding anything herein to the contrary, "Information" shall not include, and Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                          BORROWER:   FLOW INTERNATIONAL CORPORATION


                                      ------------------------------------------
                                      Stephen Light, Chief Executive Officer

                                      Address: 23500 64th Avenue South
                                               Kent, WA 98032
                                               Attn: Stephen Light
                                               Chief Executive Officer
                                      Telefax: (253) 813-3311


                          LENDERS:    BANK OF AMERICA, N.A.


                                      ------------------------------------------
                                      Thomas E. Brown, Senior Vice President

                                      Address: WA1-501-29-10
                                               800 Fifth Avenue, Floor 29
                                               Seattle, WA 98104
                                               Attn: Thomas E. Brown
                                               Senior Vice President
                                      Telefax: (206) 358-7834


                                      U.S. BANK NATIONAL ASSOCIATION


                                      ------------------------------------------
                                      Elizabeth C. Hengeveld, Vice President

                                      Address: 111 SW 5th Avenue, Suite 810
                                               P.O. Box 3108
                                               Portland, OR 97208-3108
                                               Attn: Elizabeth C. Hengeveld
                                               Vice President
                                      Telefax: (503) 275-5919

                                      KEYBANK NATIONAL ASSOCIATION


                                      ------------------------------------------
                                      H. Daniel Willetts, Senior Vice President

                                      Address: Asset Recovery Group
                                               3300 East First Avenue, Suite 220

                                               Denver, CO 80206
                                               Attn: H. Daniel Willetts
                                               Senior Vice President
                                      Telefax: (303) 316-2310


                             AGENT:   BANK OF AMERICA, N.A.


                                      ------------------------------------------
                                      Ken Puro, Vice President

                                      Address: Commercial Agency Management
                                               WA1-501-37-20
                                               800 Fifth Avenue, Floor 37
                                               Seattle, WA  98104
                                               Attn:  Ken Puro,
                                               Vice President
                                      Telefax: (206) 358-0971

                               GUARANTORS' CONSENT

     Each undersigned guarantor (each a "Guarantor") is a guarantor of the indebtedness, liabilities and obligations of Flow International Corporation, a Washington corporation (the "Borrower") under that certain Amended and Restated Credit Agreement dated as of December 29, 2000 (as amended from time to time, the "Amended and Restated Credit Agreement") referred to in the within and foregoing Second Amended and Restated Credit Agreement (the "Second Amended and Restated Credit Agreement") and the other Loan Documents described in the Second Amended and Restated Credit Agreement. Each Guarantor hereby acknowledges that it has received a copy of the Second Amended and Restated Credit Agreement and hereby consents to its contents and the other Loan Documents described therein (notwithstanding that such consent is not required). Each Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower shall include the obligations of the Borrower under the Second Amended and Restated Credit Agreement. All capitalized terms not defined herein have the meanings given in the Second Amended and Restated Credit Agreement.

     GUARANTORS:                      AVURE TECHNOLOGIES, INC.


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------


                                      CIS ACQUISITION CORPORATION


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------


                                      FLOW WATERJET FLORIDA CORPORATION


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                   SCHEDULE 1

                             EXISTING LOAN DOCUMENTS

     (a)

Amended and Restated Credit Agreement dated December 29, 2000

Amendment Number One to Amended and Restated Credit Agreement dated February 28, 2001

Amendment Number Two to Amended and Restated Credit Agreement dated May 30, 2001

Amendment Number Three to Amended and Restated Credit Agreement dated as of July 31, 2001

Amendment Number Four to Amended and Restated Credit Agreement dated December 13, 2001

Amendment Number Five to Amended and Restated Credit Agreement dated July 26,
2002

Amendment Number Six to Amended and Restated Credit Agreement dated August 23, 2002

Amendment Number Seven to Amended and Restated Credit Agreement dated September 23, 2002

Amendment Number Eight to Amended and Restated Credit Agreement dated October 11, 2002

Amendment Number Nine to Amended and Restated Credit Agreement dated February 11, 2003

Control Agreement between Agent and Bank of America dated December 17, 2002.

Control Agreement between Agent and U.S. Bank dated December 17, 2002

Environmental Indemnity Agreement by and among Borrower, Lenders and Agent dated August 23, 2002.

Indiana Mortgage executed by Borrower in favor of Agent and Lenders dated August 23, 2002

Intercreditor Agreement between Agent and Subordinated Noteholders dated October 1, 2002

Letters of Credit issued pursuant to the Amended and Restated Credit Agreement

Michigan Leasehold Mortgage dated December 18, 2002.

Second Amended and Restated Notes executed by Borrower in favor of each Lender, each dated August 23, 2002

Pledge Agreement executed by Borrower in favor of Agent dated as of August 23, 2002

Reimbursement Agreements

Amended and Restated Security Agreement executed by Borrower in favor of Agent dated August 23, 2002.

UCC Financing Statements perfecting Agent's security interest created by the foregoing documents.

USPTO Notices

Foreign PTO filings

     (b)

Guaranty executed by Domestic Guarantors in favor of Agent and Lenders dated August 23, 2002

Security Agreement executed by Domestic Guarantors in favor of Agent and Lenders dated August 23, 2002

Control Agreement between Agent and Bank One N.A dated December 16, 2002

UCC Financing Statements perfecting Agent's security interest created by the foregoing documents

                                   SCHEDULE 2

                               NEW LOAN DOCUMENTS

Second Amended and Restated Credit Agreement dated July 28, 2003

Security Agreement executed by Foreign Guarantors in favor of Agent and Lenders dated July 28, 2003

Guaranty executed by Foreign Guarantors in favor of Agent and Lenders dated July 28, 2003

Third Amended and Restated Notes executed by Borrower in favor of each Lender, each dated July 28, 2003

Amended and Restated Pledge Agreement executed by Borrower in favor of Agent dated July 28, 2003.

Restructure Agreement dated July 28, 2003

Reduction Letter dated July 28, 2003

                                  SCHEDULE 5.5

                                   LITIGATION

Crucible Incident (June 29, 2002)

Robotic Production Technology, Inc. v. Flow International Corporation, U.S. District Court, Eastern Division of Michigan, Case No. 99-74659.

                                  SCHEDULE 5.19

                            FOREIGN GUARANTOR ASSETS
                                  (By Company)

                                  SCHEDULE 6.14

                                  SUBSIDIARIES

                                                      State or other Jurisdiction of
                    Subsidiary                        Incorporation or Organization
                    ----------                        ------------------------------
Avure Technologies AB                                             Sweden

Avure Technologies Incorporated                                 Washington

CEM-FLOW                                                          France

Flow Access BVBA                                                 Belgium

CIS Acquisition Corporation                                      Michigan

Flow Asia Corporation                                            Taiwan

Flow Asia International Corporation                             Mauritius

Flow Autoclave Systems, Inc.                                     Delaware

Flow Automation Systems Corporation                              Ontario

Flow China                                                        China

Flow Europe, GmbH                                                Germany

Foracon Europe Manufacturing GmbH & CO.KG                        Germany

Flow Holdings BVBA                                               Belgium

Flow Holdings GmbH (SAGL) Limited Liability Company            Switzerland

Flow Holdings FPS AB                                             Sweden

Flow Iberica, S.R.L                                               Spain

Flow Italia, S.R.L.                                               Italy

Flow Japan Corporation                                            Japan

Flow Korea                                                        Korea

Flow Pressure Systems Vasteras AB                                 Sweden

Flow Latino                                               Brazil, South America

Flow Surface Prep/Europe, SAGL                                 Switzerland

Flow U.K., Ltd.                                                  England

Flow Waterjet Florida Corporation                                Florida

                                                      State or other Jurisdiction of
                    Subsidiary                        Incorporation or Organization
                    ----------                        ------------------------------
Robotic Simulations Limited                                   United Kingdom

                                  SCHEDULE 7.5

                                      LIENS

     The following liens, as amended, continued or assigned:

1. UCC-1 filed on December 8, 1988 with the Washington Department of Licensing against Borrower as debtor by U.S. Bank of Washington, N.A., Standard Chartered Bank, Bank of America N.T. & S.A. DBA Seafirst Bank, Bank of America, N.A., U.S. Bank, N.A. (Seattle), and U.S. Bank, N.A. (Portland) as secured parties under Filing No. 883430600 covering all accounts receivable including but not limited to instruments, chattel paper, documents and general intangibles arising out of the sale or lease of goods, or furnishing of services, inventory now or hereafter owned or acquired by Borrower, all proceeds and insurance proceeds of the foregoing, all guaranties and other security therefore, and all of Borrower's books and records relating thereto (including computerized information and all software relating thereto) and all contract rights with third parties relating to the maintenance of any such books, records and information, UCC Continuation filed May 20, 2003 under Filing No. 200317432345.

2. UCC-1 filed on July 3, 1989 with the Washington Department of Licensing against Borrower as debtor by U.S. Bank of Washington, N.A. (Bellevue), U.S. Bank of Washington, N.A. (Seattle), U.S. Bank, N.A. (Seattle), Bank of America N.T. & S.A. DBA Seafirst Bank, and Bank of America, N.A. as secured parties under Filing No. 891840371 covering all accounts receivable, chattel paper, documents, instruments, general intangibles and leases and leasehold interests, inventory, equipment, intellectual property and all proceeds thereof, UCC Continuation filed January 29, 1999 under Filing No. 990290394.

3. UCC-1 filed on May 9, 1994 with the Washington Department of Licensing against Borrower as debtor by Bank of America N.T. & S.A. DBA Seafirst Bank, U.S. Bank, N.A., U.S. Bank of Washington, N.A. (Bellevue), and Bank of America, N.A. as secured parties under Filing No. 941290437 covering all equipment then owned or thereafter acquired, UCC Continuation filed January 29, 1999 under Filing No. 990290395.

4. UCC-1 filed on September 15, 1994 with the Washington Department of Licensing against Borrower as debtor by U.S. Bancorp Leasing & Financial as secured party under Filing No. 942580397 covering certain leased equipment comprised of one new Okuma MC-40VB vertical machining center and related controls and attachments described therein subject to that certain Lease Agreement dated February 26, 1993; UCC Continuation filed May 17, 1999 under Filing No. 99137-0205.

5. UCC-1 filed on September 29, 1995 with the Washington Department of Licensing against Borrower as debtor by U.S. Bank of Washington, N.A. (Bellevue), Bank of America N.T. & S.A. DBA Seafirst Bank, and Bank of America, N.A. as secured parties under Filing No. 952720047 covering all assets, UCC Continuation filed on April 7, 2000 under Filing No. 20000980010.

6. UCC-1 filed on September 21, 1998 with the Washington Department of Licensing against Borrower as debtor by Bank of America N.T. & S.A. DBA Seafirst Bank and Bank of America, N.A. as secured parties under Filing No. 982450061 covering all assets.

7. UCC-1 filed on April 29, 1999 with the Washington Department of Licensing against Borrower as debtor by Fleet Leasing Corporation as secured party under Filing No. 991190205 covering (1) 880 Panasonic Fax S/N 01981001569, Lease Number 7-26679-101.

8. UCC-1 filed on May 24, 1999 with the Washington Department of Licensing against Borrower as debtor by Fleet Leasing Corporation as secured party under Filing No. 991440209 covering (1) 7750 Panasonic Copier, S/N KIEKF 662636, Lease #7-1514938-000.

9. UCC-1 filed on July 6, 1999 with the Washington Department of Licensing against Borrower as debtor by Winthrop Resources Corporation as secured party under Filing No. 991870742 covering any and all equipment now or hereafter the subject of any lease agreement or lease schedule by and between parties, including, but not limited to, the following equipment contained on or subject to: Lease Agreement Number FL110698 or Lease Schedule Number 001 or Schedule A, together will all substitutions, replacements, accessions, process, rent, revenue, insurance, and proceeds related to the equipment contained in the financing statement or any lease agreement or lease schedule by and between the parties.

10. UCC-1 filed on October 21, 1999 with the Washington Department of Licensing against Borrower as debtor by Fleet Business Credit Corporation as secured party under Filing No. 992940139 covering all collateral attached as Schedule A, Lease Agreement #FL110698, Lease Schedule 001R, Equipment Location.

11. UCC-1 filed on June 22, 2000 with the Washington Department of Licensing against Borrower as debtor by U.S. Bank National Association as secured party under Filing No. 20001740030 covering equipment leased by secured party as lessor to debtor as lessee under Supplementary Schedule No. FL# to Master Equipment Lease Agreement L00002 dated February 23, 2000 as more fully described in Exhibit attached thereto.

12. UCC-1 filed on August 10, 2000 with the Washington Department of Licensing against Borrower as debtor by U.S. Bancorp Leasing & Financial as secured party under Filing No. 20002230274 covering all interest in the Schedule A attached to Lease Agreement FL110698, Lease Schedule #002R.

13. UCC-1 filed on November 13, 2000 with the Washington Department of Licensing against Borrower as debtor by U.S. Bancorp & Leasing & Financial as secured party under Filing No. 20003180416 covering all interest in the attached Schedule A to Lease Agreement FL110698, Lease Schedule #003R.

14. UCC-1 filed on April 13, 2001 with the Washington Department of Licensing against Borrower as debtor by TCF Leasing, Inc. as secured party under Filing No. 20011030227 covering leased equipment described on Exhibit A attached thereto and made a part thereof along with all additions, substitutions, attachments, replacements, and accessions thereof, plus the proceeds of all the foregoing including amounts payable under any insurance policy.

15. UCC-1 filed on December 12, 2001 with the Washington Department of Licensing against Borrower as debtor by Minolta Business Solutions as secured party under Filing No. 200200459558 covering L#4398751.4-Minolta DI151 Copiers2-Minolta DI200 Copiers 5-Minolta DI450 Copiers 2-Minolta DI550 Copiers.

16. UCC-1 filed on April 29, 2002 with the Washington Department of Licensing against Borrower as debtor by U.S. Bank National Association as secured party under Filing No. 200212178355 covering all equipment now owned or hereafter acquired by debtor including, but not limited to, all office machines, trade fixtures and leasehold improvements that are classified as equipment and all trade fixtures and leasehold improvements that are classified as fixtures. Equipment and fixtures are located at 530 Moon Clinton Road, Coraopolis, PA. This statement continues original financing statement filed with the Department of State of Pennsylvania on 9/01/1987. The filing number of the original financing statement is No. 15550503. The original financing statement remains effective. Other than the sale or lease of inventory in the ordinary course of debtor's business, the purchase by or pledge to another party of any of the above described collateral violates the rights of the secured party.

17. UCC-1 filed on October 4, 2002 with the Washington Department of Licensing against Borrower as debtor by John Hancock Life Insurance Company as secured party under Filing No. 200228063942 covering all assets except those released pursuant to UCC Amendment Filing No. 200315061349.

18. UCC-1 filed on March 31, 2003 with the Washington Department of Licensing against Borrower as debtor by Winthrop Resources Corporation as secured party under Filing

     No. 200309277824 covering equipment noted on Schedule A (attached to financing statement) of Lease Agreement #FL110698.

19. UCC-1 filed on June 17, 2003 with the Washington Department of Licensing against Borrower as debtor by Applied Industrial Technologies as secured party under Filing No. 200313808837 covering a Purchase Money Security Interest in and to all Consignee & apos;s [sic] now held or hereafter acquired equipment consigned or shipped to Consignee by or on behalf of Consignor pursuant to that certain Consignment Agreement between the parties dated May of 2003, and as amended from time to time, whether manufactured by Consignor or others and under any product name, including all additions and accessions thereto and substitutions therefor and products thereof.

FLOW WATERJET FLORIDA CORPORATION

20. UCC-1 filed on August 26, 2002 with the Florida Secured Transaction Registry against Borrower as debtor by Bank of America, N.A. as secured party under Filing No. 200202012628 covering all assets.

21. UCC-1 filed on October 4, 2002 with the Florida Secured Transaction Registry against Borrower as debtor by John Hancock Life Insurance Company as secured party under Filing No. 200202328021 covering all assets.

CIS ACQUISITION CORPORATION

22. UCC-1 filed on August 28, 2002 with the Michigan Department of State against Borrower as debtor by Bank of America, N.A. as secured party under Filing No. 43670C covering all assets.

23. UCC-1 filed on October 7, 2002 with the Michigan Department of State against Borrower as debtor by John Hancock Life Insurance Company. as secured party under Filing No. 46226C covering all assets.

AVURE TECHNOLOGIES, INC.

24. UCC-1 filed on August 26, 2002 with the Washington Department of Licensing against Borrower as debtor by Bank of America, N.A. as secured party under Filing No. 200315061837 covering all assets except for those assets released pursuant to Exhibit A to the UCC Amendment.

25. UCC-1 filed on October 4, 2002 with the Washington Department of Licensing against Borrower as debtor by John Hancock Life Insurance Company as secured party under Filing No. 200229SS03433 covering all assets.

Foreign Guarantors-lien information to be provided post closing promptly upon becoming available

                                   EXHIBIT A-1

                (to Second Amended and Restated Credit Agreement)

                 THIRD AMENDED AND RESTATED REVOLVING LOAN NOTE
                             (Bank of America, N.A.)

                                   EXHIBIT A-2
                (to Second Amended and Restated Credit Agreement)

                 THIRD AMENDED AND RESTATED REVOLVING LOAN NOTE
                        (U.S. Bank National Association)

                                   EXHIBIT A-3
                (to Second Amended and Restated Credit Agreement)

                 THIRD AMENDED AND RESTATED REVOLVING LOAN NOTE
                         (KeyBank National Association)

                                    EXHIBIT B
                (to Second Amended and Restated Credit Agreement)

                           FOREIGN SUBSIDIARY GUARANTY

                                    EXHIBIT C
                (to Second Amended and Restated Credit Agreement)

                           FOREIGN SECURITY AGREEMENT

                                    EXHIBIT D
                (to Second Amended and Restated Credit Agreement)

                      AMENDED AND RESTATED PLEDGE AGREEMENT

                                    EXHIBIT E
                (to Second Amended and Restated Credit Agreement)

                         FORM OF COMPLIANCE CERTIFICATE

                                         Financial Statement Date:
                                                                  --------------

     THE UNDERSIGNED, being the                     of FLOW INTERNATIONAL
                                -------------------
CORPORATION, a Washington corporation, (the "Borrower") does hereby certify to BANK OF AMERICA, N.A., U.S. BANK NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION (the "Lenders") and BANK OF AMERICA, N.A., as agent for Lenders (in such capacity, the "Agent") under the Credit Agreement (as hereinafter defined), as follows:

     1.This Certificate is given pursuant to Section 5.9(f) of that certain Credit Agreement dated as of July 28, 2003 by and among the Borrower, the Lenders and the Agent (as the same may be amended, modified or extended from time to time the "Credit Agreement"). Capitalized terms not otherwise defined in this Certificate shall have the meanings set forth in the Credit Agreement.

     2.The financial statements for the fiscal quarter ended            , 20
                                                             -----------    ---
[or calendar month ended          , 20  ] delivered with this Certificate
                         ---------    --
pursuant to the requirements of Section 5.9(f) of the Credit Agreement have been prepared in accordance with GAAP and present fairly the consolidated financial position and the results of operations of Borrower and its Subsidiaries as of the end of and for such fiscal period.

     3.There has not existed during the fiscal quarter ended            , 20
                                                             -----------    ---
[or calendar month ended          , 20  ] and there does not now exist any
                         ---------    --
Default or Event of Default under the Credit Agreement.

     4.The computations and descriptions set forth in Schedule 1 hereto demonstrate compliance with the financial covenants in Section 6.12 and 6.13 of the Credit Agreement, and.

     5.Capitalized terms used herein and not otherwise defined shall have the meanings defined in the Loan Agreement.

     DATED this       day of                , 20   .
                -----        ---------------    ---

                                            FLOW INTERNATIONAL
                                            CORPORATION , a Washington
                                            corporation


                                            By
                                                 -------------------------------
                                            Its
                                                 -------------------------------

     For the fiscal quarter [or calendar month] ended
                                                      -------------------
("Statement Date")

                                   SCHEDULE 1
                            to Compliance Certificate

1.   Section 6.12(a) - Minimum EBITDA (Quarterly or Monthly).

--------------------------------------------------------------------------------
(a)  EBITDA for measured time period ("Subject Period"):
--------------------------------------------------------------------------------
     1.   Domestic                                                $
                                                                   -------------
--------------------------------------------------------------------------------
     2.   Consolidated                                            $
                                                                   -------------
--------------------------------------------------------------------------------
(b)  Minimum EBITDA (from Section 6.12(a))
--------------------------------------------------------------------------------
     1.   Domestic                                                $
                                                                   -------------
--------------------------------------------------------------------------------
     2.   Consolidated                                            $
                                                                   -------------
--------------------------------------------------------------------------------
             Lesser of (a)1 or (b)1                               $
                                                                   -------------
--------------------------------------------------------------------------------
             Lesser of (a)2 or (b)2                               $
                                                                   -------------
--------------------------------------------------------------------------------
     Excess (deficient) for covenant compliance ((a)1 - (b)1):    $
                                                                   -------------
--------------------------------------------------------------------------------
     Excess (deficient) for covenant compliance ((a)2 - (b)2):    $
                                                                   -------------
--------------------------------------------------------------------------------

2.   Section 6.12(b) - Minimum EBITDA (Cumulative).
--------------------------------------------------------------------------------
     (a)  Cumulative EBITDA from May 1, 2003 to Statement Date
          ("Subject Period"):
--------------------------------------------------------------------------------
     1.   Domestic                                                $
                                                                   -------------
--------------------------------------------------------------------------------
     2.   Consolidated                                            $
                                                                   -------------
--------------------------------------------------------------------------------
     (b)  Minimum EBITDA (from Section 6.12(b))
--------------------------------------------------------------------------------
     1.   Domestic                                                $
                                                                   -------------
--------------------------------------------------------------------------------
     2.   Consolidated                                            $
                                                                   -------------
--------------------------------------------------------------------------------
             Lesser of (a)1 or (b)1                               $
                                                                   -------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Lesser of (a)2 or (b)2                               $
                                                                   -------------
--------------------------------------------------------------------------------
     Excess (deficient) for covenant compliance ((a)1 - (b)1):    $
                                                                   -------------
--------------------------------------------------------------------------------
     Excess (deficient) for covenant compliance ((a)2 - (b)2):    $
                                                                   -------------
--------------------------------------------------------------------------------

     3.   Minimum Collateral Requirements
------------------------------------------------------------------------------------
     (a)  Actual Collateral Level:
------------------------------------------------------------------------------------
     1.   Domestic Accounts Receivable                            $              (+)
                                                                   -------------
------------------------------------------------------------------------------------
     2.   Domestic Inventory                                      $              (+)
                                                                   -------------
------------------------------------------------------------------------------------
                = TOTAL                                           $
                                                                   -------------
------------------------------------------------------------------------------------
     (b)  Minimum Collateral Level (from Section 6.13)            $
                                                                   -------------
------------------------------------------------------------------------------------
            Excess (deficient) for covenant compliance((a) - (b)):$
                                                                   -------------
------------------------------------------------------------------------------------

                                    EXHIBIT F
                (to Second Amended and Restated Credit Agreement)

                               OPINION OF COUNSEL

                                    EXHIBIT G
                (to Second Amended and Restated Credit Agreement)

                              RESTRUCTURE AGREEMENT

**










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**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**









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**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**








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**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**
























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**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**











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**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

**









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**CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

                               GUARANTORS' CONSENT

     Each undersigned guarantor (each a "Guarantor") is a guarantor of the indebtedness, liabilities and obligations of Flow International Corporation, a Washington corporation (the "Borrower") under that certain Second Amended and Restated Credit Agreement dated as of July 28, 2003 (as amended from time to time, the "Credit Agreement") referred to in the within and foregoing Restructure Agreement dated as of July 28, 2003 (the "Restructure Agreement") and the other Loan Documents described in the Credit Agreement. Each Guarantor hereby acknowledges that it has received a copy of the Restructure Agreement and hereby consents to its contents and the other Loan Documents described therein (notwithstanding that such consent is not required). Each Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower under the Credit Agreement and the other Loan Documents shall include the obligations of the Borrower under the Restructure Agreement. All capitalized terms not defined herein have the meanings given in the Credit Agreement.

     GUARANTORS:
                                       AVURE TECHNOLOGIES, INC.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------


                                       CIS ACQUISITION CORPORATION


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------


                                       FLOW WATERJET FLORIDA CORPORATION


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------